Exhibit 99.1

Excerpts from Tronox Finance plc’s confidential preliminary offering memorandum dated September 12, 2017.

This offering memorandum contains certain financial measures, in particular the presentation of earnings before interest, tax, depreciation and amortization (EBITDA) and Adjusted EBITDA, which are not presented in accordance with accounting principles generally accepted in the United States (U.S. GAAP). We are presenting these non-U.S. GAAP financial measures because we believe they provide us and recipients of this presentation with additional insight into our operational performance. We do not intend for these non-U.S GAAP financial measures to be a substitute for any U.S. GAAP financial information. Readers of these statements should use these non-U.S. GAAP financial measures only in conjunction with the comparable U.S. GAAP financial measures. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is also provided herein.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

The following table sets forth summary historical and pro forma financial data as of the dates and for the periods indicated. The statement of operations and balance sheet data for Holdings: (i) as of and for the year ended December 31, 2016 has been derived from Holdings’ audited consolidated financial statements appearing in Holdings’ Annual Report on Form 10-K for year ended December 31, 2016, which do not give effect to the revisions per the Current Report on Form 8-K filed on June 2, 2017 with the SEC to provide additional information and details regarding the revision of the previously issued December 31, 2016 financial statements and (ii) as of and for the six months ended June 30, 2017, has been derived from Holdings’ unaudited interim consolidated financial statements appearing in Holdings’ Quarterly Report on Form 10-Q for the six months ended June 30, 2017, each incorporated by reference in this offering memorandum. On June 2, 2017, Holdings filed a Current Report on Form 8-K to provide additional information and details regarding the revision of its previously issued December 31, 2016 financial statements and quarterly financial statements in 2016. During the quarter ended March 31, 2017, Holdings identified a misstatement in selling, general, and administrative expense for certain prior periods related to a liability resulting from a non-timely filing with a statutory authority. The aggregate misstatement is $11 million, which impacts the previously issued consolidated statements of operations, comprehensive loss, balance sheets and cash flows as of and for the years ended December 31, 2016 and 2015, and the unaudited condensed consolidated financial statements for the third and fourth quarters and corresponding year-to-date periods of 2015, and each quarter and corresponding year-to-date periods of 2016. The statement of operations and balance sheet data for Cristal: (i) as of and for the year ended December 31, 2016 has been derived from Cristal’s audited consolidated financial statements and (ii) as of and for the six months ended June 30, 2017, has been derived from Cristal’s unaudited interim consolidated financial statements, each included in this offering memorandum.

The summary historical financial data of Cristal for the years ended December 31, 2016, 2015 and 2014 was prepared in accordance with Saudi GAAP. A reconciliation of net loss from generally accepted accounting principles in Saudi GAAP to U.S. GAAP is presented for the two most recent years ended December 31, 2016 and 2015. The summary historical financial data of Cristal for the six months ended June 30, 2017 and for the six months ended June 30, 2016 is prepared in accordance with IFRS. In connection with the preparation of the summary unaudited Pro Forma As Adjusted condensed combined statement of operations data, the summary historical financial data of Cristal for the six months ended June 30, 2017 was converted from IFRS to U.S. GAAP.

The table also includes summary unaudited consolidated financial information for the twelve months ended June 30, 2017, adjusted for the Refinancing Transactions (excluding the ABL Drawdown and Blocked New Term Loans) and the Alkali Sale. This information was calculated by taking our audited consolidated financial information for the year ended December 31, 2016, and subtracting our unaudited consolidated financial information for the six months ended June 30, 2016, and adding our unaudited consolidated financial information for the six months ended June 30, 2017, and adjusting the summary statement of operations data to give effect to the Alkali Sale and the Refinancing Transactions (excluding the portion of the term facility to be borrowed by the Blocked Borrower) as if they had been completed on July 1, 2016 and adjusting the summary balance sheet data to give effect to the Alkali Sale and the Refinancing Transactions (excluding the ABL Drawdown and Blocked New Term Loans) as if they had been completed on June 30, 2017. The unaudited consolidated financial information as of and for the twelve months ended June 30, 2017 and the Pro Forma Combined Adjusted EBITDA has been prepared solely for the purposes of this offering memorandum and is for illustrative purposes only and is not necessarily representative of our results of operations for any future period or financial condition at any future date.

Holdings’ summary unaudited Pro Forma As Adjusted condensed combined statement of operations data for the twelve months ended June 30, 2017 is presented in U.S. GAAP as if the Transactions (including the ABL Drawdown and Blocked New Term Loans) had been completed on July 1, 2016. Holdings’ summary unaudited Pro Forma As Adjusted condensed combined balance sheet data as of June 30, 2017 is presented as if the Transactions (including the ABL Drawdown and Blocked New Term Loans) had been completed on June 30, 2017.

The unaudited pro forma condensed combined financial data contained herein were prepared in connection with the filing of our Definitive Proxy Statement on August 31, 2017 and give effect to assumed incremental indebtedness of $348 million rather than the actual contemplated Refinancing Transactions described herein, which represent an aggregate of $245 million of incremental indebtedness. In addition, such unaudited pro forma condensed combined financial data gives effect to $152 million of cash and cash equivalents to be assumed from Cristal in connection with the Cristal Acquisition even though no cash and cash equivalents will be assumed from Cristal in connection with the Cristal Acquisition.

Accordingly, the unaudited pro forma condensed combined financial data presented below and included in our “Summary Historical and Pro Forma Financial Data” included elsewhere in this offering memorandum does not precisely reflect our currently contemplated level of indebtedness, capital structure or our cash and cash equivalents, total assets and total equity. By contrast, our table presented under “Capitalization” reflects the Refinancing Transactions, the level of debt and cash and cash equivalents as contemplated as of the date of this offering memorandum.

This information should be read in conjunction with (i) the audited consolidated financial statements and related notes of Holdings for fiscal year ended December 31, 2016 appearing in Holdings’ Annual Report on Form 10-K for year ended December 31, 2016, which is incorporated by reference into this offering memorandum, (ii) the unaudited interim consolidated financial statements appearing in Holdings’ Quarterly Report on Form 10-Q for the six months ended June 30, 2017, which is incorporated by reference into this offering memorandum, (iii) the audited consolidated financial statements of Cristal as of and for year ended December 31, 2016 included in this offering memorandum, (iv) the unaudited interim consolidated financial statements of Cristal as of and for the six months ended June 30, 2017 included in this offering memorandum and (v) and the “Unaudited Pro Forma Condensed Combined Statements of Operations” appearing elsewhere in this offering memorandum.

Summary Consolidated Historical Financial and Pro Forma Financial Data of Tronox and Cristal
(Millions of U.S. Dollars)

	Tronox			Cristal		Tronox
	Year Ended December 31, 2016	Six Months Ended June 30, 2017	As Adjusted Twelve Months Ended June 30, 2017(1)	Year Ended December 31, 2016	Six Months Ended June 30, 2017	Pro Forma Combined As Adjusted Twelve Months Ended June 30, 2017(2)
	(U.S. GAAP)	(U.S. GAAP)	(U.S. GAAP)	(Saudi GAAP)	(IFRS)	(U.S. GAAP)
Statement of Operations Data:
Net sales	$2,093	$1,191	$1,490	$1,737	$1,017	$3,334
Cost of goods sold	1,846	977	1,230	1,586	832	2,855
Gross profit	247	214	260	151	185	479
Selling, general and administrative expenses	(210)	(143)	(232)	(257)	(142)	(394)
Restructuring expense	(1)	—	1	—	—	1
Impairment of assets	—	—	—	(3)	(4)	—
Income (loss) from operations	36	71	29	(109)	39	86
Interest and debt expense, net	(184)	(92)	(180)	(68)	(48)	(200)
Gain (loss) on extinguishment of debt	4	—	—	—	—	—
Other income (expense), net	(29)	(7)	(20)	(10)	1	(5)
Income (loss) before income taxes	(173)	(28)	(171)	(187)	(8)	(119)
Income tax (provision) benefit(3)	115	(5)	133	(3)	3	123
Net income (loss)	$(58)	$(33)	$(38)	$(190)	$(5)	$4
Net income (loss) attributable to noncontrolling interest	1	5	5	7	3	13
Net income (loss) attributable to company(4)	$(59)	$(38)	$(43)	$(197)	$(8)	$(9)

Balance Sheet Data:
Working capital	$731	$772	$1,625	$570	$664	$1,384
Total assets	$4,950	$4,994	$4,142	$3,753	$3,722	$6,185
Total debt, net	$3,054	$3,052	$2,517	$1,942	$1,896	$3,383
Total equity	$1,161	$1,175	$977	$932	$688	$1,475
Supplemental Information:
Depreciation, depletion and amortization expense	$236	$123	$182	$174	$85	$344
Capital expenditures	$119	$56	$94	$107	$41	$121
(1)	As Adjusted figures represent the summary historical financial data of Holdings as adjusted to give effect to the Alkali Sale and the Refinancing Transactions (excluding the Blocked New Term Loans and the ABL Drawdown) as if they had been completed on July 1, 2016 in the case of summary statement of operations data, and adjusted to give effect to the Alkali Sale and the Refinancing Transactions (excluding the Blocked New Term Loans and the ABL Drawdown) as if they had been completed on June 30, 2017 in the case of summary balance sheet data.
(2)	Pro Forma Combined As Adjusted figures represent the summary historical financial data of Holdings as adjusted to give effect to the Transactions (including the Blocked New Term Loans and the ABL Drawdown) as if they had completed on July 1, 2016 in the case of the summary statement of operations, and adjusted to give effect to the Transactions (including the Blocked New Term Loans and the ABL Drawdown) as if they had been completed on June 30, 2017 in the case of the summary balance sheet data.

(3)	During the fourth quarter of 2016, Holdings implemented various steps of a corporate reorganization plan to simplify its corporate structure and thereby improve operational, administrative, and commercial synergies within each of its operating segments (the “Corporate Reorganization”). As a result of this Corporate Reorganization, Holdings reduced its cross jurisdictional financing arrangements and consequently reversed the deferred tax assets related to intercompany interest deductions. The related withholding tax amounts were also reversed as a result of the Corporate Reorganization. Additionally, Holdings reduced its deferred tax assets related to loss carryforwards which will no longer be available to utilize. The changes to deferred taxes are offset by valuation allowances and result in no impact to the consolidated provision for income taxes for the year ended December 31, 2016. The impact on the income tax provision for the year ended December 31, 2016 was a tax benefit of $107 million, reflecting a net reduction in withholding tax accruals of $110 million, offset by a foreign currency loss of $3 million.
(4)	Net income (loss) attributable to company refers, in the case of Holdings and pro forma data, to Holdings and in the case of Cristal, to Cristal, as applicable.

Other Financial and Pro Forma Data

The following represents the assumed financing structure for the Cristal Acquisition. It does not give effect to the Refinancing Transactions. No revisions to this financial information have been made to account for the Refinancing Transactions (or any component thereof) as described herein. You should read such unaudited pro forma condensed combined financial data in conjunction with the “Capitalization” section of this offering memorandum.

Pro Forma Combined Adjusted EBITDA

	Year Ended December 31, 2016	Year Ended December 31, 2015	Twelve Months Ended June 30, 2017(1)	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
	(U.S. GAAP)
Tronox
Net income (loss)	$(58.0)	$(307.0)	$49.0	$(33.0)	$(144.0)
Interest and debt expense, net	184.0	176.0	184.0	92.0	92.0
Interest income	(3.0)	(7.0)	(3.0)	(2.0)	(2.0)
Income tax provision (benefit)	(115.0)	41.0	(132.0)	5.0	22.0
Depreciation, depletion and amortization expense	236.0	294.0	244.0	123.0	115.0
EBITDA	244.0	197.0	342.0	185.0	83.0
Share-based compensation(a)	25.0	22.0	37.0	22.0	10.0
Restructuring expense(b)	1.0	21.0	—	—	1.0
Foreign currency remeasurement(c)	32.0	(21.0)	31.0	6.0	18.0
Transaction costs(d)	—	—	20.0	20.0	—
Other items(e)	16.0	26.0	14.0	8.0	3.0
Amortization of inventory step-up from purchase accounting(f)	—	9.0	—	—	—
Net loss (gain) on liquidation of non-operating subsidiaries	—	—	—	—	—
(Gain) loss on extinguishment of debt(g)	(4.0)	—	—	—	(4.0)
Adjustment of transfer tax due to 2012 acquisition	—	(11.0)	—	—	—
Alkali acquisition costs(h)	—	29.0	—	—	—
Pension and postretirement benefit curtailment gains	—	—	—	—	—
Adjusted EBITDA(i)	$314.0	$272.0	$444.0	$241.0	$111.0

	Year Ended December 31, 2016	Year Ended December 31, 2015	Twelve Months Ended June 30, 2017	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
	(U.S. GAAP)
Cristal
Net income (loss)(j)	$(185.9)	$(455.9)	$(82.8)	$(4.8)	$(107.9)
Interest and debt expense, net	68.0	44.5	79.5	48.1	36.6
Income tax provision	3.2	26.2	5.0	(2.9)	(4.7)
Depreciation, depletion and amortization expense	174.3	150.7	173.9	84.6	85.0
U.S. GAAP Adjustments(k)	(1.0)	(4.8)	0.8	(0.1)	(1.9)
EBITDA	58.6	(239.3)	176.4	124.9	7.1
Restructuring expense(l)	1.2	31.6	2.2	1.7	0.7
Asset Impairment(m)	2.7	74.9	6.8	3.6	(0.5)
Transaction costs(n)	—	—	10.1	10.1	—
Foreign currency remeasurement(o)	—	(5.9)	0.7	(0.6)	(1.2)
Loss on derivative instruments(p)	2.0	97.1	5.3	4.0	0.7
Other items(q)	(9.2)	39.8	(4.7)	1.9	(2.6)
U.S. GAAP Adjustments(r)	(0.2)	(63.9)	(0.2)	—	—
Adjusted EBITDA	$55.1	$(65.7)	$196.6	$145.6	$4.2
	Year Ended December 31, 2016	Year Ended December 31, 2015	Twelve Months Ended June 30, 2017	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
	(U.S. GAAP)
Pro Forma Tronox
Reported Tronox Adjusted EBITDA	314.0	272.0	444.0	241.0	111.0
Reported Cristal Adjusted EBITDA	55.1	(65.7)	196.6	145.7	4.2
Pro Forma Adjustments:
Removal of Tronox Alkali	(149.0)	(129.0)	(165.0)	(79.0)	(63.0)
Removal of Cristal AMIC(s)	7.8	—	15.7	7.9	—
Pro Forma Combined EBITDA before synergies(2)	$227.9	$77.3	$491.3	$315.5	$52.2
(1)	The data above related to the twelve months ended June 30, 2017 is derived from Holdings’ Annual Report on Form 10-K for year ended December 31, 2016 and Holdings’ Quarterly Report on Form 10-Q for the six months ended June 30, 2016 which do not give effect to the revisions per the Current Report on Form 8-K filed on June 2, 2017 to provide additional information and details regarding the revision of its previously issued December 31, 2016 financial statements and quarterly financial statements in 2016.
(2)	This does not include estimated year 1 synergies of $100 million. We expect there will be costs associated with realizing such synergies, and those costs may be material. Any one time costs incurred to realize synergies would be treated as adjusted and added back to EBITDA for management reporting consistent with current practice.

Tronox

(a)	Represents non-cash share-based compensation.
(b)	Represents severance and other costs associated with the shutdown of our sodium chlorate plant, and other global restructuring efforts which was recorded in “Restructuring income (expense)” in the audited annual Consolidated Statements of Operations and the unaudited interim Consolidated Statements of Operations.
(c)	Represents foreign currency remeasurement which is included in “Other income (expense), net” in the audited annual Consolidated Statements of Operations and the unaudited interim Consolidated Statements of Operations.
(d)	Represents transaction costs associated with the Cristal Acquisition which were recorded in “Selling, general and administrative expenses” in the audited annual Consolidated Statements of Operations and the unaudited interim Consolidated Statements of Operations.
(e)	Includes non-cash pension and postretirement costs, severance expense, insurance settlement gain and other items included in “Selling, general and administrative expenses” and “Cost of goods sold” in the audited annual Consolidated Statements of Operations and the unaudited interim Consolidated Statements of Operations.

(f)	Amortization of inventory step-up from purchase accounting related to the acquisition of the Alkali business which is included in “Cost of goods sold” in the audited annual Consolidated Statements of Operations and the unaudited interim Consolidated Statements of Operations.
(g)	During 2016, we recognized $4 million of gain associated with the repurchase of $20 million face value of our 2020 Notes and 2022 Notes, which was recorded in “Gain (loss) on extinguishment of debt” in the Consolidated Statements of Operations. See Note 14 of notes to the audited annual consolidated financial statements.
(h)	During 2015, transaction costs consist of costs associated with the acquisition of the Alkali business, including banking, legal, and professional fees.
(i)	No income tax impact given full valuation allowance except for South Africa related restructuring costs.

Cristal

(j)	Represents net income for the year ended December 31, 2016 and 2015 prepared in accordance with U.S. GAAP as presented in Note 37 to Cristal’s audited consolidated financial statements included in this offering memorandum. This includes total Cristal presentation of net income, EBITDA and Adjusted EBITDA; however, pro forma EBITDA excludes AMIC as it is not being acquired as part of the Cristal Acquisition.
(k)	Represents adjustments to depreciation, depletion and amortization expense, income tax provision, and interest and debt expense necessary to convert the company’s financial statements from Saudi GAAP and IFRS to U.S. GAAP. Refer to Note 37 to Cristal’s audited consolidated financial statements included in this offering memorandum.
(l)	Represents employee terminations and other costs incurred to reorganized Cristal’s operations and established a shared services organization for TASNEE and its subsidiaries, including Cristal.
(m)	Represents the write-down of assets at Cristal’s metal powders business due to a change in the manufacturing process from a continuous operation to a batch process. In addition, the revised business plan’s cash flows required a further impairment of intangible assets and goodwill.
(n)	Represents transaction costs associated with the proposed acquisition of Cristal by Holdings, which were recorded in selling, general and administrative expenses.
(o)	Represents foreign currency remeasurement which is included in “Other income (expense), net” in Cristal’s audited Consolidated statement of income included in this offering memorandum.
(p)	Represents losses realized on derivative financial instruments. Refer to Note 33 to Cristal’s audited consolidated financial statements included in this offering memorandum.
(q)	Includes unusual and non-recurring litigation settlements, non-cash pension costs and other non-cash items in the audited Consolidated Statements of income included in this offering memorandum.
(r)	Represents adjustments to impairments, pensions and other non-cash items necessary to convert the company’s financial statements from Saudi GAAP and IFRS to U.S. GAAP. Refer to Note 37 to Cristal’s audited consolidated financial statements included in this offering memorandum. This includes total Cristal presentation of net income, EBITDA and Adjusted EBITDA; however, pro forma EBITDA excludes AMIC as it is not being acquired as part of the Cristal Acquisition.
(s)	Holdings will not acquire, as part of the Cristal Acquisition, Cristal’s 50% interest in AMIC.

THE NATIONAL TITANIUM DIOXIDE
COMPANY LIMITED (CRISTAL)
UNAUDITED INTERIM CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
30 JUNE 2017

The National Titanium Dioxide Company Limited (Cristal)
INTERIM CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION

		30 Jun 17 SR’ 000	31 Dec 16 SR’ 000	1 Jan 16 SR’ 000
ASSETS
CURRENT ASSETS
Cash and cash equivalents		568,723	436,633	719,358
Accounts receivable and prepayments		1,814,218	1,521,084	1,477,018
Inventories		2,014,958	2,252,471	3,356,706
Due from related parties	10	215,058	137,500	—
TOTAL CURRENT ASSETS		4,612,957	4,347,688	5,553,082
NON-CURRENT ASSETS
Property, plant and equipment		6,241,019	6,222,981	7,098,749
Investments	7	592,355	612,609	648,366
Goodwill		644,600	644,600	649,831
Other intangible assets		325,909	339,394	377,085
Due from related parties	10	783,746	762,099	516,136
Deferred income tax assets		270,295	233,426	307,334
Exploration and evaluation cost		368,157	392,337	229,815
Other assets		117,574	124,302	63,572
TOTAL NON-CURRENT ASSETS		9,343,655	9,331,748	9,890,888
TOTAL ASSETS		13,956,612	13,679,436	15,443,970
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accruals		1,725,219	1,793,399	1,900,065
Employees’ terminal benefits		3,221	3,221	—
Short term loans	8	28,886	63,217	1,936,475
Due to related parties	10	273,295	260,993	57,035
Current portion of long term loans	9	91,728	119,705	2,002,891
TOTAL CURRENT LIABILITIES		2,122,349	2,240,535	5,896,466
NON-CURRENT LIABILITIES
Long term loans	9	6,987,775	7,101,008	4,702,327
Employees’ terminal benefits		304,470	279,267	290,747
Due to related parties	10	1,225,235	969,517	692,331
Deferred income tax liabilities		252,830	260,155	460,788
Other liabilities		483,759	494,932	394,979
TOTAL NON-CURRENT LIABILITIES		9,254,069	9,104,879	6,541,172
TOTAL LIABILITIES		11,376,418	11,345,414	12,437,638
SHAREHOLDERS’ EQUITY
Equity attributable to the shareholders’ of the parent company
Capital		2,362,500	2,362,500	2,362,500
Statutory reserve		507,202	507,202	507,202
Capital contribution		305,320	239,403	100,578
Retained earnings		(732,079)	(703,656)	58,265
Other comprehensive income		22,522	(180,751)	(90,937)
Total equity attributable to the shareholders’ of the parent company		2,465,465	2,224,698	2,937,608
NON-CONTROLLING INTEREST	15	114,729	109,324	68,724
TOTAL SHAREHOLDERS’ EQUITY		2,580,194	2,334,022	3,006,332
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		13,956,612	13,679,436	15,443,970

The attached notes 1 to 19 form part of these unaudited interim condensed consolidated financial statements.

The National Titanium Dioxide Company Limited (Cristal)
INTERIM CONDENSED CONSOLIDATED STATEMENT OF PROFIT OR LOSS

	3 months ended 30 Jun 17 SR ’000	3 months ended 30 Jun 16 SR ’000	6 months ended 30 Jun 17 SR ’000	6 months ended 30 Jun 16 SR ’000
Sales	2,017,279	1,707,264	3,810,382	3,248,807
Cost of sales	(1,611,937)	(1,545,384)	(3,115,290)	(3,063,126)
GROSS PROFIT / (LOSS)	405,342	161,880	695,092	185,681
EXPENSES
Selling and distribution	(112,684)	(100,553)	(216,686)	(202,843)
General and administration	(164,348)	(167,604)	(316,891)	(299,944)
Impairment of assets	(13,599)	(390)	(13,599)	1,954
	(290,631)	(268,547)	(547,176)	(500,833)
PROFIT / (LOSS) FROM OPERATIONS	114,711	(106,667)	147,916	(315,152)
Other income / (expenses), net	(22,360)	31,160	3,051	15,858
Financial charges	(85,552)	(73,515)	(180,249)	(137,104)
PROFIT / (LOSS) BEFORE ZAKAT AND INCOME TAX AND NON-CONTROLLING INTEREST	6,799	(149,022)	(29,282)	(436,398)
Zakat and income tax	7,405	19,905	10,870	17,655
NET PROFIT / (LOSS) BEFORE NON-CONTROLLING INTEREST	14,204	(129,117)	(18,412)	(418,743)
(Income) / loss attributable to non-controlling interest	(4,761)	(4,980)	(10,011)	(5,973)
NET PROFIT / (LOSS) FOR THE PERIOD	9,443	(134,097)	(28,423)	(424,716)
OTHER COMPREHENSIVE INCOME
NET PROFIT / (LOSS) FOR THE PERIOD AFTER ZAKAT AND INCOME TAX	14,204	(129,117)	(18,412)	(418,743)
Items to be classified to profit or loss in subsequent periods
Exchange adjustments on translation	62,996	(88,268)	206,089	42,695
Cash flow hedges	(1,568)	(11,807)	(2,815)	(20,436)
Net other comprehensive income / (loss) to be reclassified to profit or loss in subsequent periods	61,428	(100,075)	203,274	22,259
Items not to be classified to profit or loss in subsequent periods
Re-measurement of defined benefit plan	—	(2,435)	(1)	(3,436)
Net other comprehensive income / (loss) not to be reclassified to profit or loss in subsequent periods	—	(2,435)	(1)	(3,436)
TOTAL COMPREHENSIVE INCOME / (LOSS) FOR THE PERIOD	75,632	(231,627)	184,861	(399,920)

The attached notes 1 to 19 form part of these unaudited interim condensed consolidated financial statements.

The National Titanium Dioxide Company Limited (Cristal)
INTERIM CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	6 months ended 30 Jun 17 SR ’000	6 months ended 30 Jun 16 SR ’000
OPERATING ACTIVITIES
Profit / (Loss) before zakat and income tax and non-controlling interest	(29,282)	(436,398)
Adjustments for:
Depreciation	257,362	259,359
Asset impairment	13,599	(1,954)
Deferred income tax	(33,324)	(2,014)
Loss on disposal of assets	721	2,761
Employees’ terminal benefits, net	25,203	25,211
	234,279	(153,035)
Changes in operating assets and liabilities:
Accounts receivable and prepayments	(293,134)	(305,230)
Inventories	237,513	519,864
Accounts payable and accruals	(68,180)	81,568
Due to related parties	29,746	33,266
Due from related parties	(99,205)	(10,716)
Other assets and liabilities	(4,445)	76,301
Net cash provided by / (used in) operating activities	36,574	242,018
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(155,037)	(456,839)
Investments	20,254	161,209
Other intangible assets	13,485	19,599
Exploration and evaluation costs, net	24,180	(144,523)
Foreign currency translation	(134,683)	173,174
Net cash provided by / (used in) investing activities	(231,801)	(247,380)
FINANCING ACTIVITIES
Net movement in short term loans	(34,331)	69,700
Capital contributions from shareholders	65,917	71,221
Borrowings of subordinated loans from shareholders	238,274	127,545
Foreign currency movement in non-controlling interest	(4,606)	12,038
Net movement in long term loans	(141,210)	(640,629)
Net cash provided by / (used in) financing activities	124,044	(360,125)
NET INCREASE / (DECREASE) IN CASH AND CASH EQUIVALENTS	(71,183)	(365,487)
Cash and cash equivalent at the beginning of the period	436,633	719,358
Foreign currency translation adjustments and other reserves movements	203,273	18,825
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	568,723	372,696

The attached notes 1 to 19 form part of these unaudited interim condensed consolidated financial statements.

The National Titanium Dioxide Company Limited (Cristal)
INTERIM CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

	Available to owners of the parent
						Other Comprehensive Income Reserves
	Capital SR’ 000	Statutory reserve SR’ 000	Additional contribution by shareholders’ SR’ 000	Capital contribution	Retained earnings SR’ 000	Foreign currency translation reserve SR’ 000	Hedging reserve SR’ 000	Employee benefits reserve SR’ 000	Total SR’ 000	Non- controlling interest SR’ 000	Total SR’ 000
Balance as at 1 January 2016 (audited)	2,362,500	507,202	734,894	—	2,085,965	(1,584,805)	9,291	(46,490)	(1,622,004)	68,724	4,137,281
IFRS adjustments (note 14)	—	—	(734,894)	100,578	(2,027,700)	1,584,805	—	(53,738)	1,531,067	—	(1,130,949)
Balance as at 1 January 2016 (restated)	2,362,500	507,202	—	100,578	58,265	—	9,291	(100,228)	(90,937)	68,724	3,006,332
Net profit / (loss) for the period	—	—	—	—	(424,716)	—	—	—	—	5,973	(418,743)
Net movement during the period	—	—	—	71,221	12	—	—	—	—	12,038	83,271
Other comprehensive income	—	—	—	—	—	42,697	(20,436)	(3,436)	18,825	—	18,825
Balance as at 30 June 2016	2,362,500	507,202	—	171,799	(366,439)	42,697	(11,145)	(103,664)	(72,112)	86,735	2,689,685
Balance as at 1 January 2017	2,362,500	507,202	—	239,403	(703,656)	(119,162)	4,376	(65,965)	(180,751)	109,324	2,334,022
Net profit / (loss) for the period	—	—	—	—	(28,423)	—	—	—	—	10,011	(18,412)
Net movement during the period	—	—	—	65,917	—	—	—	—	—	(4,606)	61,311
Other comprehensive income	—	—	—	—	—	206,089	(2,815)	(1)	203,273		203,273
Balance as at 30 June 2017	2,362,500	507,202	—	305,320	(732,079)	86,927	1,561	(65,966)	22,522	114,729	2,580,194

The attached notes 1 to 19 form part of these unaudited interim condensed consolidated financial statements.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 JUNE 2017

1   ACTIVITIES

The National Titanium Dioxide Company Limited (Cristal) (the “Company” (or) the “Parent Company” (or) “Cristal”) is a Limited Liability Company registered in the Kingdom of Saudi Arabia under Commercial Registration number 4030062296 dated 20/3/1409 (corresponding to 30 October 1988) with branches in Madinah and Yanbu having Commercial Registration numbers 003673 and 4030062296/002. The results, assets and liabilities of the branches are included in these interim condensed consolidated financial statements.

The Company obtained its Foreign Capital Investment License by Ministerial Decision No. 201 dated 25/4/1408 (corresponding to 16 December 1987), as amended by various Ministerial Decisions, the last of which is Ministerial Decision No. 1325 dated 5/9/1425 (corresponding to 19 October 2005). The Company started commercial production on 1 June 1992.

The principal activity of the Company and its subsidiaries (hereinafter referred to together as the “Group”) is manufacturing and marketing of Titanium Dioxide (TiO2). One of the subsidiaries is engaged in mineral exploration, development of mineral tenements, mining and processing mineral sands and sale of separated mineral sands products. The Company’s principal place of business is Kings Road Tower, 17th Floor, King Abdulaziz Road, PO Box 13586, Jeddah 21414, Saudi Arabia.

The Company is owned 79% by National Industrialization Company (the “Holding” company or “Tasnee”) a Saudi joint stock company, 20% by Gulf Investment Corporation, a corporation registered under an agreement entered into by the Gulf Cooperation Council, and 1% by Dr. Talal Al-Shair, a Saudi national.

The majority of the activities of the subsidiaries are in the United States of America, United Kingdom, Australia, Brazil and France.

2   BASIS OF PREPARATION AND CONSOLIDATION

2.1   Basis of Preparation

The interim condensed consolidated financial statements comprise the financial statements of the Group. The interim condensed consolidated financial statements are expressed in Saudi Riyals, being the functional currency of the Parent Company and have been rounded off to the nearest thousand Saudi Riyals, except when otherwise specified.

These interim condensed consolidated financial statements include the financial statements of the Parent Company and the following wholly owned subsidiaries:

Name	Principal field of activity	Country of incorporation	% of ownership (directly or indirectly)
			2017	2016
Cristal Inorganic Chemicals Limited, a Cayman Island Company (“CIC”) (see note (a) below)	Manufacture and marketing of Titanium Dioxide (TiO2)	Cayman Islands	100%	100%

Cristal Australia Pty Limited (“CAPL”)	Mineral exploration and mining	Australia	100%	100%

Cristal Metals (“Cristal US”)	Manufacturing of Titanium Metal Powder	United States of America	100%	100%

Cristal US Holdings LLC (“Cristal LLC”)	Manufacturing of Titanium Metal Powder	United States of America	100%	100%

Hong Kong Titanium Products Company Limited (“Cristal China”) (see note (b) below)	Manufacturing of Titanium Dioxide (TiO2) and Sulphuric acid	China	100%	—

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

a)	CIC conducts its Brazilian operations under its subsidiary, Millennium Inorganic Chemicals do Brazil S.A., a publicly-held company traded on the São Paulo Stock Exchange (“BOVESPA”) with a 28% non-controlling interest.
b)	In 2015, the Parent Company acquired 100% shareholding in Hong Kong Titanium Products Company Limited, which owns 100% shareholding in Jiangxi Tikon Titanium Limited Company. As such the Parent Company owns 100% of the shareholdings in both the entities. Therefore, Hong Kong Titanium Products Company Limited and Jiangxi Tikon Titanium Limited Company have been treated as fully owned subsidiaries of the Parent Company in these interim consolidated financial statements.
c)	In 2014, the Company along with TASNEE incorporated a company named Advanced Metal Industries Cluster Company Limited (“AMIC”). AMIC is engaged to setup industrial projects relating to titanium metals of various types and other related substances including titanium ore, iron ore and manufacturing of titanium dioxide through high pressure oxidization. AMIC is yet to commence its commercial activities.

Compliance with IFRS

For all periods up to and including the year ended 31 December 2016, the Group prepared its consolidated financial statements in accordance with the generally accepted accounting standards in the Kingdom of Saudi Arabia as issued by Saudi Organization of Certified Public Accountants (“SOCPA”) (“Previous GAAP”).

SOCPA has approved a plan for transition to International Financial Reporting Standards (“IFRS”) as issued by International Accounting Standards Board (“IASB”) and as endorsed by SOCPA. The plan requires that effective from 1 January, 2017 all the companies listed on Saudi Stock Exchange (“Tadawul”) shall prepare their financial statements in accordance with the IFRS as endorsed in Saudi Arabia and other standards and pronouncements endorsed by the SOCPA. Further, SOCPA requires that all other non-listed entities shall prepare their financial statements in accordance with the IFRS endorsed by SOCPA effective 1 January 2018 with an option to early adopt from 1 January 2017. Accordingly, in line with the above requirement and as decided by the Company’s Board, the Company and its subsidiaries have adopted IFRS as endorsed in the Kingdom of Saudi Arabia. These financial statements also comply with IFRS as issued by the International Accounting Standards Board (“IASB”).

These financial statements, for the six months ended 30 June 2017, are the second interim condensed consolidated financial statements of the Group prepared under IFRS. Principals of IAS 34 - Interim Financial Reporting have been followed in preparation of these interim condensed consolidated financial statements

The accounting policies set out in this note have been applied in preparing the interim condensed consolidated financial statements for the six months ended 30 June 2017, the comparative information presented in these consolidated financial statements for both the six months ended 30 June 2016 and year ended 31 December 2016 and the opening IFRS balance sheet at 1 January 2016 (the “transition date”). Accordingly the Group has prepared these interim condensed consolidated financial statements to comply with IFRS applicable as at end of respective reporting periods covered by these interim condensed consolidated financial statements

Refer to note 14 for an explanation of how the transition from generally accepted accounting standards in the Kingdom of Saudi Arabia to IFRS has affected the Group’s financial position, financial performance and cash flow.

(i)   Historical cost convention

The consolidated interim condensed consolidated financial statements have been prepared on a historical cost basis, except for certain financial assets and liabilities (including derivative instruments) that are measured at fair value.

The interim condensed consolidated financial statements comprise the financial statements of the Company, its subsidiaries, associates and joint arrangements as on 30 June 2017.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

(i)   Subsidiaries

Subsidiaries are all entities over which the Group has control. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Group controls an investee if, and only if, the Group has:

-	Power over the investee (i.e., existing rights that give it the current ability to direct the relevant activities of the investee)
-	Exposure, or rights, to variable returns from its involvement with the investee
-	The ability to use its power over the investee to affect its returns

The Company does not have control over the operations and management of AMIC; however, with its 50% equity ownership has significant influence. Therefore, AMIC is considered as an associate of the Company and accounted for using equity method of accounting (note 8).

Generally, there is a presumption that a majority of voting rights results in control. To support this presumption and when the Group has less than a majority of the voting or similar rights of an investee, the Group considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

-	The contractual arrangement(s) with the other vote holders of the investee
-	Rights arising from other contractual arrangements
-	The Group’s voting rights and potential voting rights
-	Any additional fact and circumstances that indicate that the Company has, or does not have, the current ability to direct the relevant activities at the time decisions need to be made, including voting patterns at previous shareholders meetings.

The Group re-assesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary.

Assets, liabilities, income and expenses of a subsidiary acquired or disposed of during the year are included in the interim condensed consolidated financial statements from the date the Group gains control until the date the Group ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income (OCI) are attributed to the equity holders of the parent of the Group and to the non-controlling interests, even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group’s accounting policies.

All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction. When a Group loses control over a subsidiary, it derecognises the assets and liabilities of the subsidiary, and any related non-controlling interests and other components of equity. Any resulting gain or loss is recognised in the profit or loss. Any interest retained in the former subsidiary is measured at fair value when control is lost.

If the Group loses control over a subsidiary, it:

•	Derecognises the assets (including goodwill) and liabilities of the subsidiary
•	Derecognises the carrying amount of any non-controlling interest
•	Derecognises the cumulative translation differences, recorded in equity

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

•	Recognises the fair value of the consideration received
•	Recognises the fair value of any investment retained
•	Recognises any surplus or deficit in profit or loss
•	Reclassifies the parent’s share of components previously recognised in other comprehensive income to profit or loss or retained earnings, as appropriate, as would be required if the Group had directly disposed of the related assets or liabilities

(ii)   Associates

Associates are all entities over which the Group has significant influence but not control or joint control. This is generally the case where the Group holds between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method (see (iv) below), after initially being recognized at cost.

(iii)   Joint arrangements

Under IFRS 11 Joint Arrangements, joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control. The considerations made in determining whether significant influence or joint control are similar to those necessary to determine control over subsidiaries.

Investments in joint arrangements are classified as either joint ventures or joint operations. The classification depends on the contractual rights and obligations of each investor, rather than the legal structure of the joint arrangement.

The Group does not have either joint ventures or joint operations.

Joint ventures

A joint venture is a type of joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the joint venture.

Interests in joint ventures are accounted for using the equity method, after initially being recognised at cost in the consolidated statement of financial position.

Joint operations

A joint operation is a type of joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets and liabilities of the joint operation.

The Group recognizes its direct right to the assets, liabilities, revenues and expenses of joint operations and its share of any jointly held or incurred assets, liabilities, revenues and expenses. These have been incorporated in the interim condensed consolidated financial statements under the appropriate headings.

Equity method

Under the equity method of accounting, the investments are initially recognized at cost and adjusted thereafter to recognize the Group’s share of the post acquisition profits or losses of the investee in profit and loss, and the Group’s share of other comprehensive income of the investee in other comprehensive income. After the share in the investee is reduced to zero, a liability is recognised only to the extent that there is an obligation to fund the investee's operations or any payments have been made on behalf of the investee. Dividends received or receivable from associates and joint ventures are recognized as a reduction in the carrying amount of the investment.

Goodwill relating to the associate or joint venture is included in the carrying amount of the investment and is not tested for impairment separately.

The interim condensed consolidated statement of profit or loss reflects the Group’s share of the results of operations of the associate or joint venture. Any change in the other comprehensive income (“OCI”) of those investees is presented as part of the Group’s OCI. In addition, when there has been a change recognised directly in the equity of

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

the associate or joint venture, the Group recognises its share of any changes, when applicable, in the interim condensed consolidated statement of changes in equity. Unrealised gains and losses resulting from transactions between the Group and the associate and joint venture are eliminated to the extent of the interest in the associate or joint venture. The financial statements of the associate or joint venture are prepared for the same reporting period as the Group.

When necessary, adjustments are made to bring the accounting policies of the associate or joint venture in line with those of the Group. After application of the equity method, the Group determines whether it is necessary to recognise an impairment loss on its investment in its associate. The Group determines at each reporting date whether there is any objective evidence that the investment in the associate or joint venture is impaired. If this is the case, the Group calculates the amount of impairment as the difference between the recoverable amount of the associate or joint venture and its carrying value and recognises the loss as ‘Share of profit of an associate and a joint venture’ in the consolidated statement of profit or loss.

Upon loss of significant influence over the associate or joint control over the joint venture, the Group measures and recognises any retained investment at its fair value. Any difference between the carrying amount of the associate or joint venture upon loss of significant influence or joint control and the fair value of the retaining investment and proceeds from disposal is recognised in profit or loss.

2.2   Business combinations and goodwill

Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred, which is measured at the acquisition date fair value and the amount of any non-controlling interest in the acquiree. For each business combination, the Group elects whether to measure the non-controlling interest in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred and included in administrative expenses.

If the business combination is achieved in stages, the acquisition date fair value of the acquirer’s previously held equity interest in the acquiree is remeasured to fair value at the acquisition date through profit or loss.

When the Group acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. This includes the separation of embedded derivatives in host contracts by the acquiree.

Any contingent consideration to be transferred by the acquirer will be recognised at fair value at the acquisition date. All contingent consideration (except that which is classified as equity) is measured at fair value with the changes in fair value in profit or loss. Contingent consideration that is classified as equity is not remeasured and subsequent settlement is accounted for within equity.

Goodwill is initially measured at cost (being the excess of the aggregate of the consideration transferred and the amount recognised for non-controlling interests) and any previous interest held, over the net identifiable assets acquired and liabilities assumed. If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, then the gain is recognised in profit or loss. After initial recognition, goodwill is measured at cost less any accumulated impairment losses. If the reassessment still results in an excess of the fair value of net assets acquired over the aggregate consideration transferred, then the gain is recognised in profit or loss.

If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, the Group reports in its consolidated financial statements provisional amounts for the items for which the accounting is incomplete. During the measurement period, which generally does not exceed one year from the date of acquisition, the Group retrospectively adjusts the provisional amounts recognised at the acquisition date to reflect new information obtained about facts and circumstances that existed as of the acquisition date and, if known, would have affected the measurement of the amounts recognised as of that date. Any additional assets or liabilities are also recognized during the measurement period if new information is obtained about facts and circumstances that existed as of the acquisition date.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to each of the Group’s cash-generating units (CGU) that are expected to benefit from the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units. CGU is the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups thereof. A CGU is identified consistently from period to period for the same asset or types of assets, unless a change is justified.

Where goodwill has been allocated to a CGU and part of the operation within that unit is disposed of, the goodwill associated with the disposed operation is included in the carrying amount of the operation when determining the gain or loss on disposal of the operation. Goodwill disposed in these circumstances is measured based on the relative values of the disposed operation and the portion of the cash generating unit retained.

2.3   Revenue recognition

Revenue is measured based on the consideration specified in a contract with a customer and excludes amounts collected on behalf of third parties. The Group recognises revenue when it transfers control over a product or service to a customer.

Sale of goods

Revenue is recognized when control of the products has transferred, being when the products are either delivered to the customers, the customer has full discretion over the channel and price to sell the products, and there is no unfulfilled obligation that could affect the customer’s acceptance of the products. Delivery occurs based on contractual terms of the contract, when the risks of obsolescence and loss have been transferred to the customer and either the customer has accepted the products in accordance with the sales contract, the acceptance provisions have lapsed, or the Group has objective evidence that all criteria for acceptance have been met.

Revenue recognized is measured at the transaction price as agreed in the sales contract. The transaction price is adjusted for any variable consideration in form of price concessions, discounts, rebates, refunds, credits etc. The Group estimates the variable consideration as the expected value of the likely transaction price adjustment. The Group includes in the transaction price some or all of an amount of variable consideration only to the extent that it is highly probable that a significant reversal in the amount of cumulative revenue recognised will not occur when the uncertainty associated with the associated variable consideration is subsequently resolved.

Transaction price adjustments in case of Group entities involve primarily adjustments relating to subsequent price adjustments in case of certain sales which are made on provisional basis, discounts, rebates and other concessions which are offered by the Group entities to customers. A contract liability is recognised for expected discounts, concessions, rebates payable to customers in relation to sales made until the end of the reporting period.

Rendering of services

Revenue from providing services is recognised over a period of time as the related services are performed. For fixed-price contracts, revenue is recognised based on the ‘percentage of completion’ method which measures actual service provided to the end of the reporting period as a proportion of the total services to be provided. Estimates of revenues, costs or extent of progress toward completion are revised if circumstances change. Any resulting increases or decreases in estimated revenues or costs are reflected in profit or loss in the period in which the circumstances that give rise to the revision become known by management.

2.4   Selling, Marketing and General and Administrative expenses

Selling and marketing expenses principally comprise costs incurred in marketing and sale of the subsidiaries products. Other expenses are classified as general and administrative expenses.

General and administrative expenses include direct and indirect costs not specifically attributable to cost of sales.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

Allocations between general and administrative expenses and cost of sales, when required, are made on a consistent basis.

2.5   Foreign currency translation

The Group’s interim condensed consolidated financial statements are presented in Saudi Riyals, which is also the parent company’s functional currency. For each entity, the Group determines the functional currency and items included in the financial statements of each entity are measured using that functional currency.

Transactions and balances

Transactions in foreign currencies are initially recorded by the Group entities at their respective functional currency spot rate at the date the transaction first qualifies for recognition. Monetary assets and liabilities denominated in foreign currencies are retranslated at the functional currency spot rate of exchange ruling at the reporting date. Differences arising on settlement or translation of monetary items are recognised in profit or loss.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transaction.

Group companies

On consolidation, the assets and liabilities of foreign operations are translated into Saudi Riyals at the rate of exchange prevailing at the reporting date and their statement of profit or loss are translated at exchange rates prevailing at the dates of the transactions or the average rate for the period. The exchange differences arising on the translation are recognised in interim condensed consolidated statement of other comprehensive income. On disposal of a foreign operation, the component of OCI relating to that particular foreign operation is recognised in the interim condensed consolidated statement of profit or loss.

2.6   Zakat and Income Tax

The Company and its subsidiaries in the Kingdom of Saudi Arabia are subject to the Regulations of General Authority of Zakat and Income tax (“GAZIT”) in the Kingdom of Saudi Arabia.

Overseas subsidiaries and branches are subject to income tax as per rules and regulations of the country in which they reside.

Zakat

Saudi and other Gulf Cooperation Council country shareholders in the Company and its subsidiaries in the Kingdom of Saudi Arabia are subject to Zakat which is then included in the interim condensed consolidated statement of profit or loss.

Zakat is provided on an accruals basis and computed at the higher of adjusted net income for Zakat purposes for the year or Zakat base calculated per the Regulations. Any difference in the previously recorded estimate is recognized when the final assessment is approved by GAZIT.

Current income tax

Foreign shareholders in the Company’s subsidiaries in the Kingdom of Saudi Arabia are subject to income tax.

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted, or substantively enacted at the reporting date in the countries where the Group operates and generates taxable income.

Deferred taxes

Deferred income tax is provided using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

Deferred tax liabilities are generally recognised for all taxable temporary differences. Deferred tax assets are recognised for all deductible temporary differences, carry forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry forward of unused tax credits and unused tax losses can be utilized.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised. Unrecognised deferred tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

2.7   Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment in value, except for freehold land and assets under construction which are stated at cost and are not depreciated. Assets under construction represent all costs relating directly to the projects in progress and are capitalized as property and equipment when the project is completed.

Cost includes all expenditure directly attributable to the construction or purchase of the item of property, plant and equipment. Such costs include the cost of replacing parts of the property, plant and equipment and borrowing costs for long-term construction projects if the recognition criteria are met. When significant parts of property, plant and equipment are required to be replaced at intervals, the Group recognises such parts as individual assets with specific useful lives and depreciates them accordingly. Likewise, costs of major maintenance and repairs incurred as part of substantial overhauls or turnarounds of major units at the Group's manufacturing facilities are capitalized and generally amortized using the straight line method over the period until the next planned turnaround, the cost is recognised in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognised in the interim condensed consolidated statement of profit or loss as incurred.

Any subsequent expenditure is capitalised only if it is probable that the future economic benefits associated with the expenditure will flow to the Group and cost can be measured reliably.

Certain subsidiaries of the Group recognize provisions related to the expected cost for the decommissioning of certain assets and rehabilitation and mine closure costs. The present value of such expected costs for the decommissioning of the asset after its use or rehabilitation and mine closure costs, is included in the cost of the respective asset if the recognition criteria for a provision are met.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

Depreciation is calculated using the straight line method to allocate their cost, net of their residual values, over their estimated useful lives as follows;

Asset class	Useful lives (in years)
Buildings and constructions	10-40
Leasehold improvements	Shorter of the lease term or useful life
Machinery and equipment	5-25
Tools and spares parts	2-14
Furniture fixtures and office equipment	3-10
Vehicles	4-5
Computers	3
Mine development	5-30

Impact of change in the useful life and residual value on the transition date for some entities has been considered prospectively from 1 January 2017.

The property, plant and equipment acquired under finance leases is depreciated over the asset’s useful life or over the shorter of the asset’s useful life and the lease term if there is no reasonable certainty that the Group will obtain ownership at the end of the lease term.

Stores and spares having a useful life of more than one year are depreciated over their estimated useful lives.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the statement of profit or loss when the asset is derecognized.

The residual values, useful lives and methods of depreciation of property, plant and equipment are reviewed at each financial year end and adjusted prospectively, if appropriate.

2.8   Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of a qualifying asset that necessarily takes a substantial period of time to get ready for its intended use or sale are capitalised as part of the cost of the respective asset. All other borrowing costs are expensed in the period in which they occur. Borrowing costs consist of interest and other costs that an entity incurs in connection with the borrowing of funds.

2.9   Leases

The determination of whether an arrangement is, or contains, a lease is based on the substance of the arrangement at the inception date. The arrangement is assessed for whether fulfilment of the arrangement is dependent on the use of a specific asset or assets or the arrangement conveys a right to use the asset or assets, even if that right is not explicitly specified in an arrangement.

Finance leases that transfer to the Group substantially all of the risks and benefits incidental to ownership of the leased item, are capitalised at the commencement of the lease at the fair value of the leased property or, if lower, at the present value of the minimum lease payments. Lease payments are apportioned between finance charges and a reduction in the lease liability so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are recognised in finance costs in the interim condensed consolidated statement of profit or loss. A leased asset is depreciated over the useful life of the asset. However, if there is no reasonable certainty that the Group will obtain ownership by the end of the lease term, the asset is depreciated over the shorter of the estimated useful life of the asset and the lease term.

An operating lease is a lease other than a finance lease. Operating lease payments are recognised as an operating expense in the statement of profit or loss on a straight-line basis over the lease term.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

2.10   Intangible assets

Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is their fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less accumulated amortisation and accumulated impairment losses, if any. Internally generated intangible assets, excluding capitalised development costs, are not capitalised and expenditure is recognised in the interim condensed consolidated statement of profit or loss when it is incurred.

The useful lives of intangible assets are assessed as either finite or indefinite.

Intangible assets with finite lives are amortised over their useful economic lives and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset with a finite useful life are reviewed at least at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the amortisation period or method, as appropriate, and are treated as changes in accounting estimates. The amortisation expense on intangible assets with finite lives is recognised in the interim condensed statement of profit or loss in the expense category consistent with the function of the intangible assets.

Intangible assets with indefinite useful lives (see below in other intangibles) are not amortised, but are tested for impairment annually or at each reporting date when there is an indicator of impairment, either individually or at the cash-generating unit level. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

Gains or losses arising from derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognised in the interim condensed consolidated statement of profit or loss when the asset is derecognised.

Goodwill

Goodwill on acquisition of subsidiaries is included in intangible assets. Goodwill is not amortised but is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired, and is carried at cost less accumulated impairment losses. Gains and losses on disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Goodwill is allocated to cash generating units for the purpose of impairment testing. The allocation is made to those cash generating units or groups of cash generating units that are expected to benefit from the business combination in which the goodwill arose. The units or groups of units are identified at the lowest level at which goodwill is monitored for internal management purposes.

Research and development costs

Research and development costs are charged to the consolidated statement of profit or loss during the period incurred, except for the clear and specified projects, in which development costs can be recovered through the commercial activities generated by these projects. In this case, the development costs are considered intangible assets and are amortized using the straight-line method over a period of seven years.

Other intangibles

Other intangible assets, consisting primarily of trademarks, trade names, technology and customer relationships, are valued at fair value with the assistance of independent appraisers, effective from the date of acquisition of the subsidiary. A subsidiary, Cristal Inorganic Company's trade name is considered an intangible asset with an indefinite life and is not being amortized but instead is measured for impairment at least annually, or when events indicate that an impairment exists.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

Other intangible assets also include patents and license costs. These assets are amortized using the straight-line method over the shorter of their estimated useful lives or the terms of the related agreements.

2.11   Exploration and evaluation costs

Pre-license costs are recognized in the consolidated statement of profit or loss.

Exploration and evaluation costs, including the costs of acquiring licenses, are capitalized as exploration and evaluation assets (“E&E assets”) on an area of interest basis pending determination of the technical feasibility and commercial viability of the project. When a license is relinquished or a project is abandoned, the related costs are recognized in the interim condensed consolidated statement of profit or loss immediately.

E&E assets are assessed for impairment if (i) sufficient data exists to determine technical feasibility and commercial viability, and (ii) facts and circumstances suggest that the carrying amount exceeds the recoverable amount (see the impairment of assets policy note). For the purposes of impairment testing,

E&E assets are allocated to cash-generating units consistent with the determination of areas of interest.

Once the technical and commercial viability of extracting a mineral resource is determined, E&E assets attributable to those reserves are first tested for impairment and then reclassified from E&E assets to mine development assets within property and equipment.

Expenditure deemed to be unsuccessful is recognized in the interim condensed consolidated statement of profit or loss immediately.

2.12   Impairment of non-financial assets

Goodwill and assets with indefinite life are tested for impairment annually.

For other assets, the Group assesses at each reporting date whether there is an indication that an asset may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the Group estimates the asset’s recoverable amount. An asset’s recoverable amount is the higher of an asset’s or cash generating unit’s (“CGU”) fair value less costs of disposal and its value in use. It is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount.

In assessing value in use, the estimated future cash flows are discounted to their present value using a discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples, quoted share prices for publicly traded subsidiaries or other available fair value indicators.

The Group bases its impairment calculation on detailed budgets and forecasts which are prepared separately for each of the Group’s CGU to which the individual assets are allocated. These budgets and forecast calculations generally cover a period of five years. A long-term growth rate is calculated and applied to project future cash flows after the fifth year.

A previously recognised impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognised. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years. Such reversal is recognised in the interim condensed consolidated statement of profit or loss.

Impairment recognized previously on goodwill is not reversed.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

The impairment testing conducted on the date of transition is based on the assumptions used under the previous GAAP as on that date. The estimates which were not required under the previous GAAP (for example the interest rate) are based on facts and circumstances exiting as on the transition date.

2.13   Inventories

Cost of raw materials, consumables, spare parts and finished goods is determined on a weighted average cost basis. Cost of work in progress and finished goods includes cost of material, labor and an appropriate allocation of indirect overheads. Inventories are valued at the lower of cost and net realizable value.

Net realizable value is the estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs to sell.

Cash and cash equivalents

Cash and cash equivalents in the interim condensed consolidated statement of financial position comprise cash at banks and on hand and short-term deposits and murabaha with a maturity of three months or less, which are subject to an insignificant risk of changes in value.

2.14   Employee benefits

Short term obligations

Liabilities for wages and salaries and any other short term benefits that are expected to be settled wholly within 12 months after the end of the period in which the employees render the related service are recognized in respect of employees services up to the end of the reporting period and are measured at the amounts expected to be paid when the liabilities are settled. The liabilities are presented as current employee benefit obligations in the statement of financial position.

Post employment obligations

Defined contribution plans

Contributions to defined contribution superannuation plans are expensed when the employees have rendered service entitling them to the contributions.

Defined benefit plans

The cost of providing benefits under the defined benefit plans is determined using the projected unit credit method. Re-measurements, comprising actuarial gains and losses, are recognised immediately in the interim condensed consolidated statement of financial position with a corresponding debit or credit to retained earnings through other comprehensive income in the period in which they occur. Re-measurements are not reclassified to profit or loss in subsequent periods.

The present value of the defined benefit obligation for entities in Saudi Arabia has been determined by discounting the estimated future cash outflows by reference to US bond yields (as the Saudi Riyal is pegged to the US dollar) adjusted for an additional risk premium reflecting the possibility of the linkage being broken.

Past service costs are recognised in the interim condensed consolidated statement of profit or loss on the earlier of the date of the plan amendment or curtailment and the date on which the Group recognises related restructuring costs. Net interest is calculated by applying the discount rate to the net defined benefit liability. The Group recognises the changes in the net defined benefit obligation under ‘cost of revenue, ‘general and administrative expenses’ and ‘selling and distribution expenses’ in the interim condensed consolidated statement of profit or loss.

2.15   Provisions and contingent liabilities

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

a reliable estimate can be made of the amount of the obligation. Where the Group expects some or all of a provision to be reimbursed, the reimbursement is recognised as a separate asset but only when the reimbursement is virtually certain. The expense relating to a provision is presented in the interim condensed consolidated statement of profit or loss net of any reimbursement.

Decommissioning liabilities

The Group records an estimated liability for the future cost to close its facilities under certain lease agreements and the scheduled closure of certain landfills and recognizes the cost over the useful life of the related asset. The Group records a discounted liability for the fair value of an asset retirement obligation and a corresponding increase to the carrying value of the related long-lived asset is recorded at the time the asset is acquired. The Group amortizes the amount added to property and equipment and recognizes accretion expense in connection with the discounted liability over the estimated remaining life of the respective long-lived asset.

Rehabilitation and mine closure costs

Provision is made for anticipated costs of restoration and rehabilitation work necessitated by disturbance arising from exploration, evaluation, development and production activities. Costs included in the provision comprise land reclamation, plant removal and on-going re-vegetation programs. Rehabilitation and mine closure costs are provided for at the present value of the expenditures expected to settle the obligation at the reporting date, based on current legal requirements and technology. Future rehabilitation and mine closure costs are reviewed annually and any changes are reflected in the present value of the provision at the end of the reporting period. The cost of rehabilitation and mine closure is capitalized as property and equipment to the extent it gives rise to future economic benefits. The amount capitalized is depreciated as part of property and equipment using the units of production method.

Restructuring provisions

A restructuring provision is recognized when the Group has developed a detailed formal plan for the restructuring and has raised a valid expectation in those affected that it will carry out the restructuring by starting to implement the plan or announcing its main features to those affected by it. The measurement of a restructuring provision includes only the direct expenditures arising from the restructuring, which are those amounts that are both necessarily entailed by the restructuring and not associated with the ongoing activities of the entity.

Environmental remediation costs

Anticipated expenditures related to investigation and remediation of contaminated sites, which include current and former plant sites and other remediation sites, are accrued when it is probable a liability has been incurred and the amount of the liability can reasonably be estimated. Only ongoing operations and monitoring costs, the timing of which can be determined with reasonable certainty, are discounted to present value. Future legal costs associated with such matters, which generally cannot be estimated, are not included in these liabilities.

Contingent liabilities

Contingent liabilities are disclosed when there is a possible obligation arising from past events, the existence of which will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Group or a present obligation that arises from past events where it is either not probable that an outflow of resources will be required to settle or a reliable estimate of the amount cannot be made.

2.16   Overburden costs

Expenditure associated with the removal of mine overburden is deferred and charged to the interim condensed consolidated statement of profit or loss as the mineral is extracted. The balance of the amount deferred is reviewed at each reporting date to determine the amount (if any) which is no longer recoverable out of future revenue. Any amounts so determined are written off.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

2.17   Trade receivables

Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. For impairment of financial assets refer to Note 2.21(IV).

2.18   Trade and other payables

These amounts represent liabilities for goods and services provided to the group prior to the end of financial period which are unpaid. The amounts are unsecured. Trade and other payables are presented as current liabilities unless payment is not due within 12 months after the reporting period. They are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method.

2.19   Financial instruments

Financial instruments are recognised when the Group becomes a party to the contractual provisions of the instrument. A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.

i)   Financial assets

The Group determines the classification of its financial assets at initial recognition. The classification depends on the entity’s business model for managing the financial assets and the contractual terms of the cash flows.

(I)   Classification

The financial assets are classified in the following measurement categories:

a)	Those to be measured subsequently at fair value (either through other comprehensive income, or through profit or loss), and
b)	Those to be measured at amortised cost.

For assets measured at fair value, gains and losses will either be recorded in the interim condensed consolidated statement of profit and loss or other comprehensive income. For investments in equity instruments, this will depend on whether the Group has made an irrevocable election at the time of initial recognition to account for the equity investment at fair value through other comprehensive income.

(II)   Measurement

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at fair value through profit or loss are expensed in the statement of profit and loss as incurred.

Debt Instrument

Subsequent measurement of debt instruments depends on the Group's business model for managing the asset and the cash flow characteristics of the asset. The Group classifies debt instruments at amortised cost based on the below:

a)	The asset is held within a business model with the objective of collecting the contractual cash flows, and
b)	The contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal outstanding.

Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. Employee loans, shareholder loans to joint venture entities are carried at amortized cost.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

Equity Instrument

If the Group elects to present fair value gains and losses on equity investments in other comprehensive income, there is no subsequent reclassification of fair value gains and losses to profit or loss. Dividends from such investments shall continue to be recognised in the interim condensed consolidated statement of profit and loss as other income when the Groups’ right to receive payments is established. There are no impairment requirements for equity investments measured at fair value through other comprehensive income. Changes in the fair value of financial assets at fair value through profit or loss shall be recognised in other gain/ (losses) in the interim condensed consolidated statement of profit and loss as applicable.

(III)   Derecognition of financial assets

The Group derecognizes a financial asset when the contractual rights to the cash flows from the assets expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognises its retained interest in the asset and associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of the transferred financial asset, the Group continues to recognise the financial asset and also recognises a collateralized borrowing for the proceeds received.

(IV)   Impairment of Financial Assets

The Group applies expected credit loss (ECL) model for measurement and recognition of impairment loss on the financial assets and credit risk exposure that are debt instruments and are measured at amortised cost e.g., loans, deposits, trade receivables.

Expected credit losses is the probability-weighted estimate of credit losses (i.e. present value of all cash shortfalls) over the expected life of the financial asset. A cash shortfall is the difference between the cash flows that are due in accordance with the contract and the cash flows that the company expects to receive. The expected credit losses consider the amount and timing of payments and hence, a credit loss arises even if the Group expects to receive the payment in full but later than when contractually due. The expected credit loss method requires to assess credit risk, default and timing of collection since initial recognition. This requires recognising allowance for expected credit losses in the interim condensed consolidated statement of profit and loss even for receivables that are newly originated or acquired.

Impairment of financial assets is measured as either 12 month expected credit losses or life time expected credit losses, depending on whether there has been a significant increase in credit risk since initial recognition. ‘12 month expected credit losses’ represent the expected credit losses resulting from default events that are possible within 12 months after the reporting date. ‘Lifetime expected credit losses’ represent the expected credit losses that result from all possible default events over the expected life of the financial asset.

Trade receivables are of a short duration, normally less than 12 months and hence the loss allowance measured as lifetime expected credit losses does not differ from that measured as 12 month expected credit losses. The Group uses the practical expedient in IFRS 9 for measuring expected credit losses for trade receivables using a provision matrix based on ageing of receivables.

The Group uses historical loss experience and derived loss rates based on the past twelve months and adjusts the historical loss rates to reflect the information about current conditions and reasonable and supportable forecasts of future economic conditions. The loss rates differ based on the ageing of the amounts that are past due and are generally higher for those with the higher ageing.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

(V)   Income Recognition

Interest income

For all financial instruments measured at amortised cost and interest bearing financial assets, interest income is recognised using the effective interest rate (EIR), which is the rate that discounts the estimated future cash receipts through the expected life of the financial instrument or a shorter period, where appropriate, to the net carrying amount of the financial asset.

When a loan and receivable is impaired, the Group reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at the original EIR of the instrument, and continues unwinding the discount as interest income. Interest income on impaired financial asset is recognised using the original EIR.

Dividends

Dividends receivable from financial instruments are recognised in the interim condensed consolidated statement of profit or loss only when the right to receive payment is established, it is probable that the economic benefits associated with the dividend will flow to the group, and the amount of the dividend can be measured reliably.

ii)   Financial liabilities

The Group determines the classification of its financial liabilities at initial recognition.

(I)   Classification

The financial liabilities are classified in the following measurement categories:

a)	Those to be measured as financial liabilities at fair value through profit or loss,
b)	Those to be measured at amortised cost

(II)   Measurement

All financial liabilities are recognised initially at fair value. Financial liabilities accounted at amortised cost like loans and borrowings are accounted at the fair value determined based on the effective interest rate method (EIR) after considering the directly attributable transaction costs.

The Group classifies all financial liabilities as subsequently measured at amortised cost, except for financial liabilities at fair value through profit or loss. Such liabilities, including derivatives that are liabilities, shall be subsequently measured at fair value.

The effective interest rate (“EIR”) method calculates the amortised cost of a debt instrument by allocating interest charge over the relevant effective interest rate period. The effective interest rate is the rate that exactly discounts estimated future cash outflow (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the debt instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition. This category generally applies to borrowings, trade payables etc.

The Group’s financial liabilities include trade and other payables, loans and borrowings including bank overdrafts, financial guarantee contracts and derivative financial instruments. The measures financial liabilities (except derivatives) at amortised cost.

(III)   Derecognition of financial liabilities

A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognised in the interim condensed consolidated statement of profit and loss.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

2   BASIS OF PREPARATION AND CONSOLIDATION (continued)

2.20   Derivative financial instruments and hedge accounting

Derivative financial instruments are initially measured at fair value on the contract date and are subsequently remeasured to fair value at each reporting date. The accounting for subsequent changes in fair value depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged and the type of hedge relationship designated.

The Group’s activities expose it to the financial risks of changes in foreign exchange rates and interest rates. The group documents at the inception of the hedging transaction the economic relationship between hedging instruments and hedged items including whether the hedging instrument is expected to offset changes in cash flows of hedged items. The group documents its risk management objective and strategy for undertaking various hedge transactions at the inception of each hedge relationship.

The full fair value of a hedging derivative is classified as a non-current asset or liability when the remaining maturity of the hedged item is more than 12 months; it is classified as a current asset or liability when the remaining maturity of the hedged item is less than 12 months.

Derivatives that are not designated as hedges

The Group enters into certain derivative contracts to hedge risks which are not designated as hedges. Such contracts are accounted for at fair value through profit and loss and are included in other income/ (losses).

Derivatives that are designated as cash flow hedges

The effective portion of changes in the fair value of derivatives such as forward contracts and interest rate swaps that are designated and qualify as cash flow hedges is recognised in the other comprehensive income in cash flow hedging reserve within equity, limited to the cumulative change in fair value of the hedged item on a present value basis from the inception of the hedge. The gain or loss relating to the ineffective portion is recognised immediately in profit or loss, within other income/ (losses).

Amounts accumulated in equity are reclassified to profit or loss in the periods when the hedged item affects profit or loss.

When a hedging instrument expires, or is sold or terminated, or when a hedge no longer meets the criteria for hedge accounting, any cumulative deferred gain or loss and deferred costs of hedging in equity at that time remains in equity until the forecast transaction occurs. When the forecast transaction is no longer expected to occur, the cumulative gain or loss and deferred costs of hedging that were reported in equity are immediately reclassified to profit or loss within other income/ (losses).

If the hedge ratio for risk management purposes is no longer optimal but the risk management objective remains unchanged and the hedge continues to qualify for hedge accounting, the hedge relationship will be rebalanced by adjusting either the volume of the hedging instrument or the volume of the hedged item so that the hedge ratio aligns with the ratio used for risk management purposes. Any hedge ineffectiveness is calculated and accounted for in profit or loss at the time of the hedge relationship rebalancing.

2.21   Offsetting financial instruments

Financial assets and liabilities are offset and the net amount reported in the interim condensed consolidated statement of financial position when there is a legally enforceable right to offset the recognised amounts and there is an intention to settle on a net basis or realize the asset and settle the liability simultaneously. The legally enforceable right must not be contingent on future events and must be enforceable in the normal course of business and in the event of default, insolvency or bankruptcy of the Company or the counterparty.

2.22   Statutory reserve

In accordance with the Saudi Arabian Regulations for Companies, the Company must transfer 10% of the net income in each year to the statutory reserve until it has built a reserve equal to one half of the capital. This reserve is not available for distribution.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

3   USE OF CRITICAL ESTIMATES AND JUDGEMENTS

In preparing these financial statements, management has made judgements, estimates and assumptions that affect the application of the accounting policies and the reported amount of assets, liabilities, income and expenses. Actual result may differ from these estimates.

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectation of future events that are believed to be reasonable under the circumstances. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amount of assets and liabilities within the next financial year are addressed below;

(i)   Impairment reviews

IFRS requires management to undertake an annual test for impairment of indefinite lived assets and, for finite lived assets, to test for impairment if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Impairment testing is an area involving management judgement, requiring inter alia an assessment as to whether the carrying value of assets can be supported by the net present value of future cash flows derived from such assets using cash flow projections which have been discounted at an appropriate rate. In calculating the net present value of the future cash flows, certain assumptions are required to be made in respect of highly uncertain matters including management’s expectations of:

a)	growth in earnings before interest, tax, depreciation and amortization (EBITDA), calculated as adjusted operating profit before depreciation and amortization;
b)	timing and quantum of future capital expenditure;
c)	long-term growth rates;
d)	selection of discount rates to reflect the risks involved; and
e)	quantum of mining reserves expected to be extracted over the period under consideration.

Changing the assumptions selected by management, in particular the discount rate and growth rate assumptions used in the cash flow projections, could significantly affect the Group’s impairment evaluation and hence results.

(ii)   Estimation of useful life and residual value

The useful life used to amortise or depreciate intangible assets or property, plant and equipment respectively relates to the expected future performance of the assets acquired and management’s judgement based on technical evaluation of the period over which economic benefit will be derived from the asset. The charge in respect of periodic depreciation is derived after determining an estimate of an asset’s expected useful life and the expected residual value at the end of its life. An asset’s expected life residual value has a direct effect on the depreciation charged in the interim condensed consolidated statement of profit or loss.

The useful lives and residual values of Group’s assets are determined by management based on technical evaluation at the time the asset is acquired and reviewed annually for appropriateness. The lives are based on historical experience with similar assets as well as anticipation of future events which may impact their life such as changes in technology.

(iii)   Impairment losses on trade and other receivables

Trade and other receivables are stated at their amortised cost as reduced by appropriate allowances for estimated irrecoverable amounts. Estimated irrecoverable amounts are based on the ageing of the receivable balances and historical experience adjusted appropriately for the future expectations. Individual trade receivables are written off when management deems them not to be collectible.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

3   USE OF CRITICAL ESTIMATES AND JUDGEMENTS (continued)

(iv)   Measurement of defined benefit obligations

The Company’s net obligation in respect of defined benefit schemes is calculated by estimating the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value, and the fair value of any plan assets is deducted.

The present value of the obligation is determined based on actuarial valuation at the statement of financial position date by an independent actuary using the Projected Unit Credit Method, which recognises each period of service as giving rise to an additional unit of employee benefit entitlement and measures. The obligation is measured at the present value of the estimated future cash flows. The discount rates used for determining the present value of the obligation under defined benefit plan are determined by reference to US bond yields, (as the Saudi Riyal is pegged to the US dollar) adjusted for an additional risk premium reflecting the possibility of the linkage being broken.

(v)   Estimate of zakat, current and deferred income tax

The Group’s zakat and tax charge on ordinary activities is the sum of the total zakat, current and deferred tax charges. The calculation of the Group’s zakat and total tax charge necessarily involves a degree of estimation and judgement in respect of certain items whose treatment cannot be finally determined until resolution has been reached with the relevant tax authority or, as appropriate, through a formal legal process. The final resolution of some of these items may give rise to material profits/losses and/or cash flows.

The recognition of deferred tax assets is based upon whether it is more likely than not that sufficient and suitable taxable profits will be available in the future against which the reversal of temporary differences can be deducted. To determine the future taxable profits, reference is made to the latest available profit forecasts. Where the temporary differences are related to losses, relevant tax law is considered to determine the availability of the losses to offset against the future taxable profits.

(vi)   Determining whether the Group or a company part of it is acting as an agent or principal

Principles of IFRS 15 are applied by identifying each specified (i.e. distinct) good or service promised to the customer in the contract and evaluating whether the entity under consideration obtains control of the specified good or service before it is transferred to the customer. This assessment requires significant judgement based on specific facts and circumstances.

4	EARLY ADOPTION OF IFRS 15 – REVENUE FROM CONTRACTS WITH CUSTOMERS AND IFRS 9 – FINANCIAL INSTRUMENTS
(a)	IFRS 15 - Revenue from contracts with customers

The Group has opted to early adopt IFRS 15. Based on the transitional provisions provided under the standard 1 January 2017 is the date of initial application. Further, the Group has opted for full retrospective method along with the following practical expedients:

•	Completed contracts that began and ended within the same interim reporting period have not been restated.
•	Transaction price on the date of completion of the contract has been used instead of re-estimating the variable consideration for comparative periods.
(b)	IFRS 9 – Financial instruments

As required by the standard, requirements of IFRS 9 have been applied retrospectively except as explained in note 14 which lists exemptions availed with respect to the financial instruments.

5   NEW STANDARDS AND AMENDMENTS ISSUED AND NOT YET EFFECTIVE

Following are the new standards and amendments to standards are effective for annual periods beginning after 1 January 2018 and earlier application is permitted; however, the Group has not early adopted them in preparing these Financial Statements.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

5   NEW STANDARDS AND AMENDMENTS ISSUED AND NOT YET EFFECTIVE (continued)

(a)	IFRS 16 – Leases

IFRS 16 introduces a single, on-balance lease sheet accounting model for lessees. A lessee recognises a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. There are optional exemptions for short-term leases and leases of low value items. Lessor accounting remains similar to the current standard – i.e. lessors continue to classify leases as finance or operating leases.

IFRS 16 replaces existing leases guidance including IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases—Incentives and SIC-27 Evaluating the Substance of Transactions.

Involving the Legal Form of a Lease

The standard is effective for annual periods beginning on or after 1 January 2019. Early adoption is permitted for entities that apply IFRS 15 at or before the date of initial application of IFRS 16.

Determining whether an arrangement contains a lease

On transition to IFRS 16, the Group can choose whether to:

•	Apply the IFRS 16 definition of a lease to all its contracts; or
•	Apply a practical expedient and not reassess whether a contract is, or contains, a lease.

Transition

As a lessee, the Group can either apply the standard using a:

•	Retrospective approach; or
•	Modified retrospective approach with optional practical expedients.

The lessee applies the election consistently to all of its leases. The Group currently plans to apply IFRS 16 initially on 1 January 2019. The Group has not yet determined which transition approach to apply.

As a lessor, the Group is not required to make any adjustments for leases in which it is a lessor except where it is a intermediate lessor in a sub-lease.

(b)   Annual Improvements to IFRSs 2014–2016 cycle

•	IFRS 1 First-time Adoption of IFRS- Outdated exemptions for first-time adopters of IFRS are removed. Effective for annual periods beginning on or after 1 January 2018.
•	IAS 28 Investments in Associates and Joint Ventures - A venture capital organisation, or other qualifying entity, may elect to measure its investments in an associate or joint venture at fair value through profit or loss. This election can be made on an investment-by-investment basis.

A non-investment entity investor may elect to retain the fair value accounting applied by an investment entity associate or investment entity joint venture to its subsidiaries. This election can be made separately for each investment entity associate or joint venture. Effective retrospectively for annual periods beginning on or after 1 January 2018; early application is permitted.

(c)	Other amendments

The following new or amended standards are not yet effective and the Group is in the process of assessing the potential impact of these on the consolidated financial statements:

•	Classification and Measurement of Share-based Payment Transactions (Amendments to IFRS 2).
•	Sale or Contribution of Assets between an Investor and its Associate or Joint Venture (Amendments to IFRS 10 and IAS 28).

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

5   NEW STANDARDS AND AMENDMENTS ISSUED AND NOT YET EFFECTIVE (continued)

•	Applying IFRS 9 Financial Instruments with IFRS 4 Insurance Contracts (Amendments to IFRS 4) Amendments respond to industry concerns about the impact of differing effective dates.
•	Transfers of Investment Property (Amendments to IAS 40) – A property asset is transferred when, and only when, there is evidence of an actual change in its use.
•	IFRIC 22 Foreign Currency Transactions and Advance Consideration - clarifies the transaction date used to determine the exchange rate.

6   APPLICATION OF NEW STANDARDS AND AMENDMENTS APPLIED

The Group has adopted, as appropriate, the following new and amended IASB Standards, effective 1 January 2017.

(a)	Disclosure Initiative (Amendments to IAS 7)

The amendments require disclosures that enable users of Financial Statements to evaluate changes in liabilities arising from financing activities, including both changes arising from cash flow and non-cash changes.

Group’s financing activities, as disclosed in interim condensed consolidated statement of cash flows, represents only cash flow changes, except for finance cost paid for which non cash change is reflected in cash flow from operating activities.

(b)   Recognition of Deferred Tax Assets for Unrealised Losses (Amendments to IAS 12)

The amendments clarify the accounting for deferred tax assets for unrealised losses on debt instruments measured at fair value. Group does not hold any debt instruments measured at fair value. Therefore, there is no impact of this amendment on these interim condensed consolidated financial statements.

(c)	Annual Improvements to IFRSs 2014–2016 Cycle (Amendments to IFRS 12 Disclosure of Interests in Other Entities)

The amendments clarify that disclosure requirements for interests in other entities also apply to interests that are classified as held for sale or distribution. There is no impact of this amendment on Financial Statements.

Further, the Group is assessing the impact of the changes proposed under the annual improvement cycles which are in the exposure draft stage.

New accounting standards

Effective from 1 January 2017, the Group has implemented the International Financial Reporting Standards (“IFRS”), based on which the accounting policies mentioned above could be subject to revision for compliance with the IFRS.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

7   INVESTMENTS

	2017 SR ’000	2016 SR ’000
Available-for-sale investments (see note (a) below)	4,442	7,286
Investment in an associate (see note (b) below)	586,909	604,319
Investment Marafiq	1,004	1,004
	592,355	612,609
(a)	This includes the Parent Company’s investment in a share of Saudi entity, plus in 2016, shares from a legal settlement in Brazil. The fair value of the investments could not be determined, therefore, this investment is accounted for at cost less impairment, if any.
(b)	As mentioned in note 2.1, the Company along with Tasnee incorporated a company named Advanced Metal Industries Cluster Company Limited (“AMIC”). The investment in associate is carried in the balance sheet at cost adjusted by the changes in the Parent Company’s share of net assets of associate. The consolidated statement of income reflects Parent Company’s share of the results of operations of the associate. The movement in the investment during the year is as follows:
	2017 SR ’000	2016 SR ’000
At the beginning of the period	604,319	644,944
Additions	12,187	—
Share of results during the period	(29,597)	(40,625)
At the end of the period	586,909	604,319

8   SHORT TERM LOANS

The Group has credit facilities from several banks for bank overdraft, short-term debt, letters of credit and guarantee, documentary credits, clean import loan and forward foreign exchange transactions. The Group has finalized the re-financing of its credit facilities from several banks. The new facility is a long term agreement with no repayments of principal for the first 3 years of the term. These balances have been moved to long term debt with effect from September 2016. As at 30 June, the following amounts were outstanding in relation to these facilities:

	2017 SR ’000	2016 SR ’000
Short-term loans	28,886	63,217

9   LONG TERM LOANS

	2017 SR ’000	2016 SR ’000
Parent Company (see note (a) below)	6,765,350	6,882,040
Subsidiaries (see note (b) below)	222,425	218,968
	6,987,775	7,101,008

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

9   LONG TERM LOANS  (continued)

a)	Parent Company
	2017 SR ’000	2016 SR ’000
SIDF Bridge Facility	608,129	608,129
Others	6,157,221	6,273,911
Balance of term loan	6,765,350	6,882,040
Less: Current portion	—	—
Non-current portion of term loan	6,765,350	6,882,040
b)	Subsidiaries
	2017 SR ’000	2016 SR ’000
Long term loans from banks and other financial institutions	314,153	338,673
Less: Current portion	(91,728)	(119,705)
Non-current portion of term loan	222,425	218,968
c)	Details of the loans are as follows:

The Parent Company:

In 2015, the Parent Company signed a long term loan agreement with Saudi Industrial Development Fund (SIDF) for an amount of SR 1.2 billion, of which SR 520 million was withdrawn during 2015, net of upfront fee of SR 80 million. The upfront fee is recorded as deferred financial charges and is being amortised over the term of the loan on effective interest rate basis. The loan is repayable in semi-annual variable instalments starting July 2017 till October 2028. The Parent Company mortgaged to the order of SIDF, as collateral for this debt, all property and equipment associated with the Slagger project in Jazan, together with corporate guarantees from the Partners of the Parent Company. The SIDF debt agreement included certain covenants which provided, amongst other items, restrictions relating to capital expenditure and dividend payments, maintenance of a minimum level of tangible net worth, minimum net equity and a minimum current ratio.

The Parent Company has restructured its credit facilities and currently has credit facilities from various banks for long term debt including Islamic financing up to a maximum amount of SR 6.65 billion. The facilities are secured by a guarantee by Tasnee to the extent of 73% of the facilities.

Subsidiaries:

On 18 March 2014, CIC executed a SR 938 million Asset Based Lending Credit Facility (ABL Credit Facility), with Wells Fargo Bank N.A. as the Lead Bank, through two of its wholly owned subsidiaries: Cristal USA Incorporation and Cristal Inorganic Chemicals Switzerland Limited. The ABL Credit Facility matures on 18 March, 2019 and is collateralized by its Cristal USA’s finished goods and ore inventory and CIC Switzerland Limited’s accounts receivable. The ABL Credit Facility also provides the ability to issue SR 187.5 million ($50 million) of standby letters of credit. The Company has the ability to terminate this agreement with no prepayment penalties.

CIC has the ability to borrow funds in US Dollars, Euros, Sterling, or other currencies that are approved by the administrative agent and the lenders. As of 30 June 2017, all amounts drawn under the ABL credit facility were denominated in US Dollars.

The ABL credit facility does not require the testing of financial covenants unless the CIC is in a Compliance Period where the unutilized portion of the facility is less than fifteen percent (15%) of the Maximum Credit. The Company was not in a Compliance Period as at 30 June 2017 and 31 December 2016.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

9   LONG TERM LOANS  (continued)

On 30 June 2015, Cristal Pigment, a subsidiary company executed a SR 375 million ($ 100 million) Credit facility (UK Credit facility) with Emirates Bank NBD PJSC, London Branch through its entity domiciled in the United Kingdom, Cristal Pigment UK Limited, as Lender, and the Company, as Guarantor. The UK facility originally matured on 30 June 2017, however, the Company executed a six month extension until 31 December 2017 with a further eighteen months extension option still remaining. The UK credit facility is collateralized by Cristal Pigment UK’s finished goods and ore inventory. The Company has the ability to terminate this agreement with no prepayment penalties.

Cristal Pigment has the ability to borrow funds in US dollars, Euros, or Sterling. As at 30 June 2017 all amounts drawn under the UK Credit facility were in Sterling.

The UK facility has one financial covenant requirement based on tangible net worth, which the Company was in compliance with as at 30 June 2017 and 31 December 2016.

10   DUE FROM / TO RELATED PARTIES

Relationships

Parent	National Industrialization Company (Tasnee)

Non-controllling shareholders	Gulf Investment Corporation (GIC) Dr. Talal Al-Shair

Associates	Advanced Metals Industries Cluster Company (AMIC) Advanced Metal Industries and Toho Titanium Company

Fellow group subsidiaries	Rowad National Plastics Company National Batteries Company (Battariat)

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

10   DUE FROM / TO RELATED PARTIES (continued)

Balances

	2017 SR ’000	2016 SR ’000
National Industrialization Company (Tasnee)
- Services provided and recharged costs	5,067	4,134
Advanced Metals Industries Cluster Company (AMIC)
- Services provided and recharged costs	31,921	28,504
Advanced Metal Industries and Toho Titanium Company
- Services provided and recharged costs	172,780	101,113
Rowad National Plastics Company
- Services provided and recharged costs	4,761	3,507
National Batteries Company (Battariat)
- Services provided and recharged costs	529	242
Due from related parties - current	215,058	137,500
Advanced Metals Industries Cluster Company (AMIC) - Interest bearing loans	783,746	762,099
Due from related parties - non-current	783,746	762,099
National Industrialization Company (Tasnee)
- Services provided and recharged costs	82,361	82,361
Advanced Metals Industries Cluster Company (AMIC)
- Services provided and recharged costs	22,246	15,310
Advanced Metal Industries and Toho Titanium Company
- Services provided and recharged costs	168,688	163,322
Due to related parties - current	273,295	260,993
National Industrialization Company (Tasnee)
- Interest bearing loans	987,848	759,563
Gulf Investment Corporation (GIC)
- Interest bearing loans	232,591	205,211
Dr. Talal Al-Shair
- Interest bearing loans	4,796	4,743
Due to related parties - non-current	1,225,235	969,517

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

10   DUE FROM / TO RELATED PARTIES (continued)

Major Transactions

	6 months ended 30 Jun 17 SR ’000	12 months ended 31 Dec 16 SR ’000
National Industrialization Company (Tasnee)
- Interest bearing loan advances received	238,274	247,442
- Capital contribution received	65,917	138,825
Gulf Investment Corporation (GIC)
- Interest bearing loan advances received	24,317	23,994
- Capital contribution received	13,183	13,506

11   CAPITAL

The capital of the Parent Company is divided into 47,250,000 shares of SR 50 each (2015: 47,250,000 shares of SR 50 each) and held by the following partners:

	Shareholding
	2016	2015
National Industrialization Company (TASNEE)	79%	79%
Gulf Investment Corporation	20%	20%
Dr. Talal Al Shair	1%	1%

12   STATUTORY RESERVE

In accordance with the Articles of Association of the Company, the Company must set aside 10% of its net income in each year as statutory reserve until the reserve equals 50% of the capital. As the Company has incurred a loss, no such transfer was made during the period. The reserve is not available for distribution.

13   SALE OF TITANIUM DIOXIDE BUSINESS

On February 21, 2017, a subsidiary, Cristal entered into a conditional transaction agreement to sell to Tronox Limited A.C.N. a public limited company registered under the laws of the State of Western Australia and listed on the New York stock exchange (“Tronox”), its domestic and international titanium dioxide (TiO2) business (including but not limited to the sale of (a) all international subsidiaries of Cristal, (b) assets (including the Yanbu plant of Cristal) and liabilities relevant to such business; and (c) contracts, intellectual property and goodwill in respect of such business (the “Cristal Assets”)) in return for US$ 1.673 billon (SR 6.274 billion) cash and 37,580,000 of newly issued Class A shares in Tronox (which represents approximately 24% of the shareholding in Tronox at closing).

Closing of the transaction is expected to occur within 15 months from the date of the above-mentioned agreement and, is subject to the satisfaction of certain condition precedents, including, amongst other things, shareholders’ approval by the acquiring entity, governmental and regulatory approvals in the relevant jurisdictions and the conclusion of Cristal reorganization. Management is of the view that the high probability test of transaction completion as required by IFRS 5 before assets and liabilities are reclassified as “held for sale” has not yet been achieved and consequently no reclassification has occurred.

Upon closing of the transaction, Cristal will deconsolidate the Cristal Assets from its consolidated financial statements and account for its interest in Tronox as an investment.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

14   FIRST TIME ADOPTION OF IFRS

In preparing the opening IFRS Statement of Financial Position, the Group has adjusted amounts reported in the interim condensed consolidated financial statements prepared in accordance with previous GAAP. An explanation of how the transition from previous GAAP to IFRS has affected the Group's interim condensed consolidated Statement of Financial Positon, Statement of Profit or Loss and cash is set out in the following tables and the notes that accompany the tables.

Exemptions

IFRS 1 allows first-time adopters certain mandatory and optional exemptions from the retrospective application of certain requirements under IFRS. Following are the applicable exemptions for the Group:

Estimates

The estimates at 1 January 2016, 30 June 2016 and 31 December 2016 are consistent with those made for the same dates in accordance with previous GAAP (after adjustments to reflect any differences in accounting policies) apart from defined employee benefit obligation where application of previous GAAP did not require estimation and impairment accounted for one of the group entities where the previous GAAP required use of undiscounted or gross cash flows as against use of discounted cash flows as required by IAS 36 – Impairment of assets. The estimates used by the Group to present these amounts in accordance with IFRS reflect conditions at 1 January 2016, the date of transition. Further, the impact of change in the useful life of plant and machinery for certain entities has been accounted for prospectively from 1 January 2017 based on the principles of IFRS 1.

Business combinations

IFRS 1 provides an option to apply the principles of IFRS 3 - Business combinations, prospectively from the transition date or a specific date prior to the transition date to be determined by the management. Alternatively a company might opt for full retrospective application of IFRS 3 requirements as well.

If the optional exemption to apply IFRS 3 from the transition date is applied, IFRS 1 also requires that the previous GAAP carrying amount of goodwill as at the transition date must be used in the opening IFRS statement of financial position (apart from adjustments for goodwill impairment and recognition or derecognition of intangible assets). Use of this exemption means that the previous GAAP carrying amounts of assets and liabilities, that are required to be recognized under IFRS, is their deemed cost at the date of the acquisition. After the date of the acquisition, measurement is in accordance with IFRS. Assets and liabilities that do not qualify for recognition under IFRS are excluded from the opening IFRS statement of financial position. Accordingly, the Group has opted to apply IFRS 3 prospectively from the transition date and not restate any business combinations with acquisition date prior to the transition date.

Cumulative translation adjustments

IFRS 1 provides an optional exemption to deem all the foreign currency translation differences that arose prior to the transition date to be nil. Accordingly, the Group has deemed all the cumulative foreign currency translation differences to be zero as at the transition date of 1 January 2016.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

14   First time adoption of IFRS (continued)

14.1   Statement of Financial Position as at 1 January 2016

	1 Jan 16 (GAAP) SR ’000	IFRS adjustments SR ’000	1 Jan 16 (IFRS) SR ’000
ASSETS
CURRENT ASSETS
Cash and cash equivalents	719,358	—	719,358
Accounts receivable and prepayments	1,487,481	(10,463)	1,477,018
Inventories	3,372,776	(16,070)	3,356,706
Due from related parties	—	—	—
TOTAL CURRENT ASSETS	5,579,615	(26,533)	5,553,082
NON-CURRENT ASSETS
Property, plant and equipment	7,090,045	8,704	7,098,749
Investments	1,531,262	(882,896)	648,366
Goodwill	649,831	—	649,831
Other intangible assets	377,085	—	377,085
Due from related parties	—	516,136	516,136
Deferred income tax assets	307,334	—	307,334
Exploration and evaluation cost	229,815	—	229,815
Other assets	63,864	(292)	63,572
TOTAL NON-CURRENT ASSETS	10,249,236	(358,348)	9,890,888
TOTAL ASSETS	15,828,851	(384,881)	15,443,970
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accruals	1,900,065	—	1,900,065
Employees’ terminal benefits	—	—	—
Short term loans	1,936,475	—	1,936,475
Due to related parties	57,035	—	57,035
Current portion of long term loans	2,002,891	—	2,002,891
TOTAL CURRENT LIABILITIES	5,896,466	—	5,896,466
NON-CURRENT LIABILITIES
Long term loans	4,702,327	—	4,702,327
Employees’ terminal benefits	237,010	53,737	290,747
Due to related parties	—	692,331	692,331
Deferred income tax liabilities	460,788	—	460,788
Other liabilities	394,979	—	394,979
TOTAL NON-CURRENT LIABILITIES	5,795,104	746,068	6,541,172
TOTAL LIABILITIES	11,691,570	746,068	12,437,638
SHAREHOLDERS’ EQUITY
Equity attributable to the shareholders’ of the parent company
Capital	2,362,500	—	2,362,500
Statutory reserve	507,202	—	507,202
Additional contribution by shareholders’	734,894	(734,894)	—
Capital contribution	—	100,578	100,578
Retained earnings	2,085,965	(2,027,700)	58,265
Other comprehensive income	(1,622,004)	1,531,067	(90,937)
Total equity attributable to the shareholders’ of the parent company	4,068,557	(1,130,949)	2,937,608
NON-CONTROLLING INTEREST	68,724	—	68,724
TOTAL SHAREHOLDERS’ EQUITY	4,137,281	(1,130,949)	3,006,332
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	15,828,851	(384,881)	15,443,970

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

14   First time adoption of IFRS (continued)

14.2   Statement of Financial Position as at 31 December 2016

	31 Dec 16 (GAAP) SR ’000	IFRS adjustments SR ’000	31 Dec 16 (IFRS) SR ’000
ASSETS
CURRENT ASSETS
Cash and cash equivalents	436,633	—	436,633
Accounts receivable and prepayments	1,538,134	(17,050)	1,521,084
Inventories	2,258,720	(6,249)	2,252,471
Due from related parties	137,500	—	137,500
TOTAL CURRENT ASSETS	4,370,987	(23,299)	4,347,688
NON-CURRENT ASSETS
Property, plant and equipment	6,218,397	4,584	6,222,981
Investments	1,507,039	(894,430)	612,609
Goodwill	644,600	—	644,600
Other intangible assets	339,394	—	339,394
Due from related parties	231,079	531,020	762,099
Deferred income tax assets	233,426	—	233,426
Exploration and evaluation cost	392,337	—	392,337
Other assets	137,704	(13,402)	124,302
TOTAL NON-CURRENT ASSETS	9,703,976	(372,228)	9,331,748
TOTAL ASSETS	14,074,963	(395,527)	13,679,436
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accruals	1,793,399	—	1,793,399
Employees’ terminal benefits	3,221	—	3,221
Short term loans	63,217	—	63,217
Due to related parties	260,993	—	260,993
Current portion of long term loans	119,705	—	119,705
TOTAL CURRENT LIABILITIES	2,240,535	—	2,240,535
NON-CURRENT LIABILITIES
Long term loans	7,101,008	—	7,101,008
Employees’ terminal benefits	240,321	38,946	279,267
Due to related parties	241,759	727,758	969,517
Deferred income tax liabilities	260,155	—	260,155
Other liabilities	494,932	—	494,932
TOTAL NON-CURRENT LIABILITIES	8,338,175	766,704	9,104,879
TOTAL LIABILITIES	10,578,710	766,704	11,345,414
SHAREHOLDERS’ EQUITY
Equity attributable to the shareholders’ of the parent company
Capital	2,362,500	—	2,362,500
Statutory reserve	507,202	—	507,202
Additional contribution by shareholders’	892,516	(892,516)	—
Capital contribution	—	239,403	239,403
Retained earnings	1,351,320	(2,054,976)	(703,656)
Other comprehensive income	(1,726,609)	1,545,858	(180,751)
Total equity attributable to the shareholders’ of the parent company	3,386,929	(1,162,231)	2,224,698
NON-CONTROLLING INTEREST	109,324	—	109,324
TOTAL SHAREHOLDERS’ EQUITY	3,496,253	(1,162,231)	2,334,022
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	14,074,963	(395,527)	13,679,436

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

14   First time adoption of IFRS (continued)

14.3   Statement of Financial Position as at 30 June 2016

	30 Jun 16 (GAAP) SR ’000	IFRS adjustments SR ’000	30 Jun 16 (IFRS) SR ’000
ASSETS
CURRENT ASSETS
Cash and cash equivalents	372,696	—	372,696
Accounts receivable and prepayments	1,798,596	(16,348)	1,782,248
Inventories	2,846,363	(9,521)	2,836,842
Due from related parties	3,274	—	3,274
TOTAL CURRENT ASSETS	5,020,929	(25,869)	4,995,060
NON-CURRENT ASSETS
Property, plant and equipment	7,116,446	5,814	7,122,260
Investments	1,375,744	(888,587)	487,157
Goodwill	649,700	—	649,700
Other intangible assets	357,486	—	357,486
Due from related parties	—	523,578	523,578
Deferred income tax assets	318,001	—	318,001
Exploration and evaluation cost	374,338	—	374,338
Other assets	63,768	(6,686)	57,082
TOTAL NON-CURRENT ASSETS	10,255,483	(365,881)	9,889,602
TOTAL ASSETS	15,276,412	(391,750)	14,884,662
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accruals	1,981,633	—	1,981,633
Employees’ terminal benefits	2,689	—	2,689
Short term loans	2,006,175	—	2,006,175
Due to related parties	76,572	—	76,572
Current portion of long term loans	2,512,366	—	2,512,366
TOTAL CURRENT LIABILITIES	6,579,435	—	6,579,435
NON-CURRENT LIABILITIES
Long term loans	3,552,223	—	3,552,223
Employees’ terminal benefits	256,096	57,173	313,269
Due to related parties	236,587	597,018	833,605
Deferred income tax liabilities	451,786	—	451,786
Other liabilities	464,659	—	464,659
TOTAL NON-CURRENT LIABILITIES	4,961,351	654,191	5,615,542
TOTAL LIABILITIES	11,540,786	654,191	12,194,977
SHAREHOLDERS’ EQUITY
Equity attributable to the shareholders’ of the parent company
Capital	2,362,500	—	2,362,500
Statutory reserve	507,202	—	507,202
Additional contribution by shareholders’	704,999	(704,999)	—
Capital contribution	—	171,799	171,799
Retained earnings	1,673,933	(2,040,372)	(366,439)
Other comprehensive income	(1,599,743)	1,527,631	(72,112)
Total equity attributable to the shareholders’ of the parent company	3,648,891	(1,045,941)	2,602,950
NON-CONTROLLING INTEREST	86,735	—	86,735
TOTAL SHAREHOLDERS’ EQUITY	3,735,626	(1,045,941)	2,689,685
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	15,276,412	(391,750)	14,884,662

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

14   First time adoption of IFRS (continued)

14.4   Statement of Profit or Loss for the twelve months ended 31 December 2016

	12 months ended 31 Dec 16 (GAAP) SR ’000	IFRS adjustments SR ’000	12 months ended 31 Dec 16 (IFRS) SR ’000
Sales	6,514,043	(6,587)	6,507,456
Cost of sales	(5,948,120)	5,702	(5,942,418)
GROSS PROFIT / (LOSS)	565,923	(885)	565,038
EXPENSES
Selling and distribution	(417,225)	—	(417,225)
General and administration	(543,973)	—	(543,973)
Impairment of assets	(9,895)	—	(9,895)
	(971,093)	—	(971,093)
PROFIT / (LOSS) FROM OPERATIONS	(405,170)	(885)	(406,055)
Other income / (expenses), net	(35,920)	(11,535)	(47,455)
Financial charges	(255,709)	(14,857)	(270,566)
PROFIT / (LOSS) BEFORE ZAKAT AND INCOME TAX AND NON-CONTROLLING INTEREST	(696,799)	(27,277)	(724,076)
Zakat and income tax	(11,900)	—	(11,900)
NET PROFIT / (LOSS) BEFORE NON-CONTROLLING INTEREST	(708,699)	(27,277)	(735,976)
(Income) / loss attributable to non-controlling interest	(25,959)	—	(25,959)
NET PROFIT / (LOSS) FOR THE PERIOD	(734,658)	(27,277)	(761,935)
OTHER COMPREHENSIVE INCOME
NET PROFIT / (LOSS) FOR THE PERIOD AFTER ZAKAT AND INCOME TAX	(708,699)	(27,277)	(735,976)
Items to be classified to profit or loss in subsequent periods
Exchange adjustments on translation	(119,162)	—	(119,162)
Cash flow hedges	(4,915)	—	(4,915)
Net other comprehensive income / (loss) to be reclassified to profit or loss in subsequent periods	(124,077)	—	(124,077)
Items not to be classified to profit or loss in subsequent periods
Re-measurement of defined benefit plan	19,472	14,791	34,263
Net other comprehensive income / (loss) not to be reclassified to profit or loss in subsequent periods	19,472	14,791	34,263
TOTAL COMPREHENSIVE INCOME / (LOSS) FOR THE PERIOD	(813,304)	(12,486)	(825,790)

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

14   First time adoption of IFRS (continued)

14.5   Statement of Profit or Loss for the three months ended 30 June 2016

	3 months ended 30 Jun 16 (GAAP) SR ’000	IFRS adjustments SR ’000	3 months ended 30 Jun 16 (IFRS) SR ’000
Sales	1,703,370	3,894	1,707,264
Cost of sales	(1,540,959)	(4,425)	(1,545,384)
GROSS PROFIT / (LOSS)	162,411	(531)	161,880
EXPENSES
Selling and distribution	(100,553)	—	(100,553)
General and administration	(167,604)	—	(167,604)
Impairment of assets	(390)	—	(390)
	(268,547)	—	(268,547)
PROFIT / (LOSS) FROM OPERATIONS	(106,136)	(531)	(106,667)
Other income / (expenses), net	34,006	(2,846)	31,160
Financial charges	(71,033)	(2,482)	(73,515)
PROFIT / (LOSS) BEFORE ZAKAT AND INCOME TAX AND NON-CONTROLLING INTEREST	(143,163)	(5,859)	(149,022)
Zakat and income tax	19,905	—	19,905
NET PROFIT / (LOSS) BEFORE NON-CONTROLLING INTEREST	(123,258)	(5,859)	(129,117)
(Income) / loss attributable to non-controlling interest	(4,980)	—	(4,980)
NET PROFIT / (LOSS) FOR THE PERIOD	(128,238)	(5,859)	(134,097)
OTHER COMPREHENSIVE INCOME
NET PROFIT / (LOSS) FOR THE PERIOD AFTER ZAKAT AND INCOME TAX	(123,258)	(5,859)	(129,117)
Items to be classified to profit or loss in subsequent periods
Exchange adjustments on translation	(88,268)	—	(88,268)
Cash flow hedges	(11,807)	—	(11,807)
Net other comprehensive income / (loss) to be reclassified to profit or loss in subsequent periods	(100,075)	—	(100,075)
Items not to be classified to profit or loss in subsequent periods
Re-measurement of defined benefit plan	—	(2,435)	(2,435)
Net other comprehensive income / (loss) not to be reclassified to profit or loss in subsequent periods	—	(2,435)	(2,435)
TOTAL COMPREHENSIVE INCOME / (LOSS) FOR THE PERIOD	(223,333)	(8,294)	(231,627)

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

14   First time adoption of IFRS (continued)

14.6   Statement of Profit or Loss for the six months ended 30 June 2016

	6 months ended 30 Jun 16 (GAAP) SR ’000	IFRS adjustments SR ’000	6 months ended 30 Jun 16 (IFRS) SR ’000
Sales	3,254,693	(5,886)	3,248,807
Cost of sales	(3,066,786)	3,660	(3,063,126)
GROSS PROFIT / (LOSS)	187,907	(2,226)	185,681
EXPENSES
Selling and distribution	(202,843)	—	(202,843)
General and administration	(299,944)	—	(299,944)
Impairment of assets	1,954	—	1,954
	(500,833)	—	(500,833)
PROFIT / (LOSS) FROM OPERATIONS	(312,926)	(2,226)	(315,152)
Other income / (expenses), net	21,550	(5,692)	15,858
Financial charges	(132,349)	(4,755)	(137,104)
PROFIT / (LOSS) BEFORE ZAKAT AND INCOME TAX AND NON-CONTROLLING INTEREST	(423,725)	(12,673)	(436,398)
Zakat and income tax	17,655	—	17,655
NET PROFIT / (LOSS) BEFORE NON-CONTROLLING INTEREST	(406,070)	(12,673)	(418,743)
(Income) / loss attributable to non-controlling interest	(5,973)	—	(5,973)
NET PROFIT / (LOSS) FOR THE PERIOD	(412,043)	(12,673)	(424,716)
OTHER COMPREHENSIVE INCOME
NET PROFIT / (LOSS) FOR THE PERIOD AFTER ZAKAT AND INCOME TAX	(406,070)	(12,673)	(418,743)
Items to be classified to profit or loss in subsequent periods
Exchange adjustments on translation	42,695	—	42,695
Cash flow hedges	(20,436)	—	(20,436)
Net other comprehensive income / (loss) to be reclassified to profit or loss in subsequent periods	22,259	—	22,259
Items not to be classified to profit or loss in subsequent periods
Re-measurement of defined benefit plan	—	(3,436)	(3,436)
Net other comprehensive income / (loss) not to be reclassified to profit or loss in subsequent periods	—	(3,436)	(3,436)
TOTAL COMPREHENSIVE INCOME / (LOSS) FOR THE PERIOD	(383,811)	(16,109)	(399,920)

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

14   First time adoption of IFRS (continued)

14.7   Equity Reconciliation

	Note	31 Dec 16 SR ’000	30 Jun 16 SR ’000	1 Jan 16 SR ’000
Equity under previous GAAP as at the reporting date		3,496,253	3,735,626	4,137,281
IFRS adjustments
Impact of reclassification of items in consumables and spare parts inventory to	14A	(17,281)	(20,054)	(17,714)
Property, Plant and Equipment and consequential depreciation
Impact of creation of provision for employee’s terminal benefits	14B	(38,946)	(57,173)	(53,737)
Impact of IFRS impairment adjustment of equity accounted investment	14C	(365,002)	(365,002)	(365,002)
Impact pf reclassification of additional contribution by shareholders’ to related party non-current liabilities	14D	(892,516)	(704,999)	(734,894)
Impact of deferral of revenue until transfer of control to the customer	14E	(1,433)	—	(115)
Impact of amortization of SIDF loan fees	14F	(13,402)	(6,686)	(292)
Impact of fair valuing shareholders’ interest free loans - capital contribution	14G	239,403	171,799	100,578
Impact of fair valuing shareholders’ interest free loans - interest payable	14G	(74,645)	(63,818)	(58,015)
Impact of interest payable on fair valuing shareholder interest free loans IFRS adjustments of equity accounted investment	14H	(14,530)	(8,687)	(2,995)
Impact of fair valuing interest free loans to associate investment - interest receivable	14I	16,121	8,679	1,237
Total IFRS adjustments		(1,162,231)	(1,045,941)	(1,130,949)
Equity under IFRS as at the reporting date		2,334,022	2,689,685	3,006,332

Notes to the Equity Reconciliation, Statement of Profit or Loss, Other Comprehensive Income and Statement of

Financial Position presented above are as follows:

A)	Spare parts inventory

Stores and spares meeting the definition of Property, Plant and Equipment have been capitalised based on the requirements of IAS 16. The consequential impact of this has been accounted for retrospectively based on their estimated useful life.

B)	Employees’ terminal benefits

Under previous GAAP, the Group recognised costs related to its employee’s terminal benefits based on the Saudi labor law. Under IFRS liabilities are recognised based on an actuarial valuation. The employee’s terminal benefits liability has been recognised in full against comprehensive income.

C)	Investment in AMIC - Impairment

Under IFRS, Cristal’s investment in AMIC was deemed to be impaired. This has reduced retained earnings by SR 365 million on the transition date, as of 30 June 2016 and as of 31 December 2016.

D)	Additional contribution by shareholders’

Under IFRS, these interest free contributions from shareholders are now classified as non-current related party liabilities and discounted to fair value at a market rate of interest when each loan was advanced.

E)	Revenue recognition

Under previous GAAP, certain export sales were recorded at the time of dispatch. However, under IFRS, recognition of revenue on these transactions has been delayed until the transfer of control of the goods to customers.

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

14   First time adoption of IFRS (continued)

F)	Amortization of SIDF loan fees

Under IFRS SIDF loan fees are amortised over the minimum term of the loan.

G)	Fair valuing shareholder interest free loans

Under IFRS interest free loans from shareholders are required to be fair valued. The loan amount is discounted using a market rate of interest with the interest free benefit being recorded as a capital contribution. The interest payable is then recorded for the term of the loan.

H)	Investment in AMIC - Interest payable on fair valuing shareholder interest free loans

See ‘G’ above which is also true for the investment in AMIC which increases the share of the loss.

I)	Fair valuing interest free loans to associate investment

Under IFRS interest free loans to associate investments are required to be fair valued. The loan amount is discounted using a market rate of interest with the interest free coat being recorded as an increase in investment. The interest receivable is then recorded for the term of the loan.

15   NON-CONTROLLING INTEREST

The movements in non-controlling interest are as follows:

	2017 SR ’000	2016 SR ’000
At the beginning of the period	109,324	68,724
Non-controlling interest share of profit / (loss)	10,011	25,959
Foreign currency translation reserves	(4,606)	14,641
At the end of the period	114,729	109,324

16   COMPARATIVE FIGURES

Certain of the prior period amounts have been reclassified to conform with the presentation in the current period.

17   EVENTS AFTER THE REPORTING PERIOD

There are no events after the reporting period end that need disclosing.

18	UNITED STATES OF AMERICA GENERALLY ACCEPTED ACCOUNTING PRINCIPLES CONDENSED FINANCIAL INFORMATION

The Group prepares its financial statements in accordance with International Financial Reporting Standards (“IFRS”), which differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”). US GAAP condensed financial information is set out below:

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

18	United States of America Generally Accepted Accounting Principles Condensed Financial Information (continued)

18.1   Condensed Statement of Financial Position as at 30 June 2017 and 30 June 2016

	30 Jun 2017 SR’ 000	30 Jun 2016 SR ’000
ASSETS
CURRENT ASSETS
Cash and cash equivalents	568,723	372,696
Accounts receivable and prepayments	1,356,812	1,324,842
Inventories	2,014,958	2,836,842
Due from related parties	215,058	3,274
Other current assets	458,831	459,841
TOTAL CURRENT ASSETS	4,614,382	4,997,495
NON-CURRENT ASSETS
Property, plant and equipment	6,254,772	7,209,785
Investments	957,357	1,375,737
Goodwill	722,312	727,412
Other intangible assets	459,075	490,652
Due from related parties	768,862	—
Other long-term assets	367,574	356,501
TOTAL NON-CURRENT ASSETS	9,529,952	10,160,087
TOTAL ASSETS	14,144,334	15,157,582
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Due to related parties	273,295	76,572
Other current liabilities	1,772,350	1,997,562
Short term debt	120,614	4,518,541
TOTAL CURRENT LIABILITIES	2,166,259	6,592,675
NON-CURRENT LIABILITIES
Due to a related parties	353,356	225,520
Other long term liabilities	761,951	1,027,644
Long term debt	7,104,465	3,552,224
TOTAL NON-CURRENT LIABILITIES	8,219,772	4,805,388
TOTAL LIABILITIES	10,386,031	11,398,063
SHAREHOLDERS’ EQUITY
Total Equity	3,643,574	3,672,784
Total equity attributable to owners of the parent	3,643,574	3,672,784
NON-CONTROLLING INTEREST	114,729	86,735
TOTAL SHAREHOLDERS’ EQUITY	3,758,303	3,759,519
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	14,144,334	15,157,582

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

18	United States of America Generally Accepted Accounting Principles Condensed Financial Information (continued)

18.2   Condensed Statement of Profit or Loss for the six months ended 30 June 2017 and 30 June 2016

	6 months ended 30 Jun 17 SR ’000	6 months ended 30 Jun 16 SR ’000
Net sales	3,810,382	3,248,807
Cost of sales	(3,115,730)	(3,053,862)
GROSS PROFIT / (LOSS)	694,652	194,945
EXPENSES
Selling, general and administrative expenses	(544,588)	(490,993)
Restructuring charges	(2,588)	(2,588)
	(547,176)	(493,581)
PROFIT / (LOSS) FROM OPERATIONS	147,476	(298,636)
Other income / (expenses), net	42,142	54,949
Interest and debt expense, net	(216,032)	(172,305)
PROFIT / (LOSS) BEFORE INCOME TAX AND NON-CONTROLLING INTEREST	(26,414)	(415,992)
Income tax benefit / (provision)	8,386	11,548
NET PROFIT / (LOSS) BEFORE NON-CONTROLLING INTEREST	(18,028)	(404,444)
(Income) / loss attributable to non-controlling interest	(10,011)	(5,973)
NET PROFIT / (LOSS) FOR THE PERIOD	(28,039)	(410,417)
OTHER COMPREHENSIVE INCOME
NET PROFIT / (LOSS) BEFORE NON-CONTROLLING INTEREST	(18,028)	(404,444)
Foreign currency translation adjustments	195,542	39,991
Remeasurement of defined benefit plan	(1)	(3,436)
Unrealized loss on derivative financial instruments (no tax impact)	(2,815)	(20,436)
OTHER COMPREHENSIVE INCOME / (LOSS)	174,698	(388,325)
Comprehensive income / (loss) attributable to non-controlling interest	—	—
Net income / (loss)	—	—
Foreign currency translation adjustments	—	—
OTHER COMPREHENSIVE INCOME / (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	—	—
OTHER COMPREHENSIVE INCOME / (LOSS) ATTRIBUTABLE TO THE NATIONAL TITANIUM DIOXIDE COMPANY LIMITED (CRISTAL)	174,698	(388,325)

The National Titanium Dioxide Company Limited (Cristal)
NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS (continued)
FOR THE SIX MONTHS ENDED 30 JUNE 2017

18	United States of America Generally Accepted Accounting Principles Condensed Financial Information (continued)

18.3   Condensed Statement of Equity for the six months ended 30 June 2017 and 30 June 2016

	Contributed Capital SR ’000	Additional paid in capital SR’ 000	Retained earnings SR’ 000	Other comprehensive income	Non-controlling interest SR’ 000	Total SR’ 000
Balance as at 1 January 2017	2,362,500	1,399,718	1,312,080	(1,661,328)	109,324	3,522,294
Net profit / (loss) for the period	—	—	(28,039)	—	10,011	(18,028)
Net movement during the period	—	65,917	—	—	(4,606)	61,311
Other comprehensive income	—	—	—	192,726	—	192,726
Balance as at 30 June 2017	2,362,500	1,465,635	1,284,041	(1,468,602)	114,729	3,758,303
Balance as at 1 January 2016	2,362,500	1,242,096	2,035,128	(1,542,759)	68,724	4,165,689
Net profit / (loss) for the period	—	—	(410,417)	—	5,973	(404,444)
Net movement during the period	—	(29,895)	12	—	12,038	(17,845)
Other comprehensive income	—	—	—	16,119	—	16,119
Balance as at 30 June 2016	2,362,500	1,212,201	1,624,723	(1,526,640)	86,735	3,759,519

18.4   Condensed Statement of Cash Flows for the six months ended 30 June 2017 and 30 June 2016

	6 months ended 30 Jun 17 SR ’000	6 months ended 30 Jun 16 SR ’000
NET PROFIT / (LOSS) BEFORE NON-CONTROLLING INTEREST	(18,028)	(404,444)
Net cash provided by operating activities	77,237	119,263
Net cash used in investing activities	(137,781)	(297,799)
Net cash used in financing activities	128,650	(372,163)
NET INCREASE / (DECREASE) IN CASH AND CASH EQUIVALENTS	68,106	(550,699)
Cash and cash equivalent at the beginning of the period	436,633	719,358
Foreign currency translation adjustments and other reserves movements	63,984	204,037
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	568,723	372,696

19   APPROVAL OF FINANCIAL STATEMENTS

These interim consolidated financial statements were approved by the Board of the Company on 13 August 2017.

Explanatory Note on Non-U.S. GAAP Financial Measures

EBITDA and Adjusted EBITDA, which are used by management to measure performance, are not presented in accordance with U.S. GAAP. Management believes that EBITDA is useful to investors, as it is commonly used in the industry as a means of evaluating operating performance. We do not intend for these non-U.S GAAP financial measures to be a substitute for any U.S. GAAP financial information. Readers of these statements should use these non-U.S. GAAP financial measures only in conjunction with the comparable U.S. GAAP financial measures. Since other companies may calculate EBITDA and Adjusted EBITDA differently than we do, EBITDA and Adjusted EBITDA, as presented herein, may not be comparable to similarly titled measures reported by other companies.

Management believes these non-U.S. GAAP financial measures:

•	Reflect our ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in our business, as they exclude income and expense that are not reflective of ongoing operating results;
•	Provide useful information in understanding and evaluating our operating results and comparing financial results across periods;
•	Provide a normalized view of our operating performance by excluding items that are either noncash, infrequently occurring, or non-recurring in nature;
•	Assist investors in assessing our compliance with financial covenants under our debt instruments; and

Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes, and to monitor and evaluate financial and operating results. In addition, Adjusted EBITDA is a factor in evaluating management’s performance when determining incentive compensation.